UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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MILLENNIUM CELL INC.
(Name of Registrant as Specified In Its Charter)

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MILLENNIUM CELL INC.
ONE INDUSTRIAL WAY WEST
EATONTOWN, NEW JERSEY 07724
(732) 542-4000

                March 30, 2007

To Our Stockholders:

On behalf of the Board of Directors (the “Board of Directors”) of Millennium Cell Inc. (the “Company”), it is my pleasure to invite you to the 2007 annual meeting of stockholders (the “Annual Meeting”). The Annual Meeting will be held on Thursday, May 3, 2007 at 9:00 a.m., local time, at the Sheraton Eatontown Hotel at Six Industrial Way East, Eatontown, New Jersey 07724.

The Annual Meeting has been called for the following purposes: (1) to elect nine directors to serve on the Board of Directors, each for a one-year term; (2) to ratify the Board of Directors’ appointment of Ernst & Young LLP as the Company’s independent public accountants for the 2007 fiscal year; (3) to approve the Company’s ability to issue securities in accordance with the terms of its private placement of Unsecured Convertible Debentures Due February 2009, as described in the accompanying Proxy Statement; and (4) to transact such other business as may properly come before the Annual Meeting or any adjournment thereof, all as more fully described in the accompanying Proxy Statement.

The Board of Directors has approved the matters being submitted by the Company for stockholder approval at the Annual Meeting and recommends that stockholders vote “FOR” such proposals. It is important that your votes be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please vote your shares electronically on the Internet or by telephone, or complete, sign and date the enclosed proxy card and promptly return it in the postage prepaid envelope.

Sincerely,

/s/ G. Chris Andersen
G. Chris Andersen
Chairman, Board of Directors

MILLENNIUM CELL INC.
ONE INDUSTRIAL WAY WEST
EATONTOWN, NEW JERSEY 07724
(732) 542-4000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 3, 2007

NOTICE IS HEREBY GIVEN that the 2007 annual meeting of stockholders (the “Annual Meeting”) of Millennium Cell Inc., a Delaware corporation (the “Company”), will be held on Thursday, May 3, 2007, at 9:00 a.m., local time, at the Sheraton Eatontown Hotel at Six Industrial Way East, Eatontown, New Jersey 07724, for the purpose of considering and voting upon the following matters:

1.	to elect nine directors to serve on the Board of Directors, each for a one-year term and until their respective successors are elected;

2.	to ratify the Board of Directors’ appointment of Ernst & Young LLP as the Company’s independent public accountants for the 2007 fiscal year;

3.
to approve the Company’s ability to issue securities in accordance with the terms of its private placement of Unsecured Convertible Debentures Due February 2009, as described in the accompanying Proxy Statement; and

4.	to transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this notice. Pursuant to the Company’s Bylaws, the Board of Directors has fixed March 9, 2007, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at all adjournments thereof. Only stockholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. A list of all stockholders entitled to vote at the Annual Meeting will be open for examination by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours for a period of 10 days before the Annual Meeting at the offices of the Company located at One Industrial Way West, Eatontown, New Jersey 07724.

By Order of the Board of Directors

Sincerely,

/s/ John D. Giolli
John D. Giolli
Chief Financial Officer and Secretary
Eatontown, New Jersey
March 30, 2007

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. IF YOU SIGN AND RETURN YOUR PROXY CARD WITHOUT SPECIFYING A CHOICE, YOUR SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS. YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE OR BY ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON.

MILLENNIUM CELL INC.
ONE INDUSTRIAL WAY WEST
EATONTOWN, NEW JERSEY 07724
(732) 542-4000

PROXY STATEMENT
2007 ANNUAL MEETING OF STOCKHOLDERS
MAY 3, 2007

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

This Proxy Statement and the accompanying proxy card are furnished to stockholders of Millennium Cell Inc., a Delaware corporation (the “Company”), in connection with the solicitation by the Company’s Board of Directors (the “Board of Directors” or the “Board”) of proxies to be used at the 2007 annual meeting of stockholders (the “Annual Meeting”), to be held on Thursday, May 3, 2007, at 9:00 a.m., local time, at the Sheraton Eatontown Hotel at Six Industrial Way East, Eatontown, New Jersey 07724, and at any adjournments thereof. This Proxy Statement, the Notice of Annual Meeting of Stockholders, the proxy card and the Company’s Annual Report to Stockholders are first being mailed to stockholders on or about April 6, 2007.

ABOUT THE MEETING

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

At the Annual Meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of directors, the ratification of the appointment of the Company’s independent accountants and the approval of the Company’s ability to issue securities in accordance with its private placement of Unsecured Convertible Debentures Due February 2009 (the “New Debentures”), in each case as described in this Proxy Statement. In addition, management will report on the performance of the Company during the 2006 fiscal year and respond to appropriate questions from stockholders.

WHO IS ENTITLED TO VOTE?

Only holders of record of the Company’s outstanding common stock, par value $0.001 per share (“Common Stock”), Series A2-0 Convertible Preferred Stock, par value $0.001 per share (“Series A2-0 Preferred Stock”), Series A2-1 Convertible Preferred Stock, par value $0.001 per share (“Series A2-1 Preferred Stock”), Series B-1 Convertible Preferred Stock, par value $0.001 per share (“Series B-1 Preferred Stock”), and Series C2 Convertible Preferred Stock, par value $0.001 per share (“Series C2 Preferred Stock”), in each case as of the close of business on March 9, 2007 (the “Record Date”), are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting or any postponement or adjournment of that meeting. Holders of outstanding shares of Common Stock as of the close of business on the Record Date will be entitled to cast one vote for each share of Common Stock held. Holders of outstanding shares of Series A2-0 Preferred Stock, Series A2-1 Preferred Stock and Series B-1 Preferred Stock, in each case as of the close of business on the Record Date, are entitled to cast 10 votes per share and each holder of Series C2 Preferred Stock as of the Record Date is entitled to cast 500 votes per share. Stockholders’ votes will be tabulated by persons appointed by the Board to act as inspectors of election for the Annual Meeting.

Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to obtain a proxy from your broker or nominee to personally vote at the Annual Meeting.

As of the Record Date, there were 53,441,718 shares of Common Stock outstanding, 155,724 shares of Series A2-0 Preferred Stock outstanding, 138,150 shares of Series A2-1 Preferred Stock outstanding, 71,429 shares of Series B-1 Preferred Stock outstanding and 3,518 shares of Series C2 Preferred Stock outstanding.

WHAT CONSTITUTES A QUORUM?

The presence at the Annual Meeting, in person or by proxy, of holders of shares constituting of a majority of the votes underlying the outstanding shares of Common Stock, Series A2-0 Preferred Stock, Series A2-1 Preferred Stock, Series B-1 Preferred Stock, and Series C2 Preferred Stock, together as a single class as of the Record Date, will constitute a quorum permitting the conduct of business at the Annual Meeting. As of the Record Date, there was (i) an aggregate of 53,441,718 votes underlying the 53,441,718 outstanding shares of Common Stock, (ii) an aggregate of 1,557,240 votes underlying the 155,724 outstanding shares of Series A2-0 Preferred Stock, (iii) an aggregate of 1,381,500 votes underlying the 138,150 outstanding shares of Series A2-1 Preferred Stock and (iv) an aggregate of 1,759,000 votes underlying the 3,518 outstanding shares of Series C2 Preferred Stock. Thus, the presence of holders of shares with at least 29,069,730 of such votes will be required to establish a quorum. Votes for and against, proxies received but marked as abstentions, and broker non-votes will each be included in the calculation of the number of votes considered to be present at the Annual Meeting for purposes of determining the presence of a quorum. A “broker non-vote” occurs when a broker or other nominee indicates on the proxy card that it does not have discretionary authority to vote on, and has not received instructions with respect to, a particular matter.

HOW DO I VOTE?

If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as directed on such proxy card. If your shares are held in “street name,” you may be able to vote by telephone or electronically through the Internet by following the voting instructions in the materials accompanying this Proxy Statement. The deadline for voting by telephone or electronically is 11:59 p.m. eastern standard time on May 2, 2007.

If you are a registered stockholder and attend the Annual Meeting, you may deliver your completed proxy card in person. “Street name” stockholders who wish to vote at the Annual Meeting will need to obtain a proxy from the institution that holds their shares.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

Yes. Even after you have submitted your proxy, you may revoke your proxy or change your vote at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the Annual Meeting in person and so request, although attendance at the Annual Meeting will not by itself revoke a previously granted proxy.

HOW ARE SHARES HELD IN THE COMPANY’S 401(K) PLAN VOTED?

Shares held in the Company’s 401(k) Plan are voted by the Plan’s Trustee.

WHAT ARE THE BOARD’S RECOMMENDATIONS?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board’s recommendation is set forth below, together with the description of each item in this Proxy Statement. The Board recommends a vote:

•	for Proposal 1, election of the nominated slate of nine directors (see page 5);

•	for Proposal 2, ratification of the appointment of Ernst & Young LLP as the Company’s independent accountants for the 2007 fiscal year (see page 27); and

•	for Proposal 3, approval of the Company’s issuance of securities in accordance with the terms of its private placement of New Debentures, as described in this Proxy Statement (see page 33).

With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

ELECTION OF DIRECTORS. The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of directors. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Abstentions and broker non-votes will have no legal effect on the election of directors but will be counted for purposes of determining whether there is a quorum. The Company’s Certificate of Incorporation, as amended, does not provide for cumulative voting in the election of directors.

RATIFICATION OF INDEPENDENT ACCOUNTANTS, APPROVAL OF THE COMPANY’S ISSUANCE OF SECURITIES IN ACCORDANCE WITH THE TERMS OF ITS PRIVATE PLACEMENT OF NEW DEBENTURES, AND OTHER ITEMS. For (i) the ratification of the Company’s independent accountants, (ii) the approval of the Company’s issuance of securities in accordance with the terms of its private placement of the New Debentures, as described in this Proxy Statement, and (iii) the approval of any other matter that properly comes before the Annual Meeting, the affirmative vote of holders of a majority of the outstanding shares of the Company’s voting stock represented in person or by proxy at the Annual Meeting and entitled to vote on such matters will be required. Abstentions will not be voted for any such matter. Accordingly, abstentions will have the same legal effect as a negative vote on these proposals. Broker non-votes will not be counted in determining the number of shares necessary for approval.

VOTING AGREEMENT. In order to induce the investors to purchase the New Debentures, certain officers and directors of the Company, in their respective capacities as stockholders, entered into a Voting Agreement with the Company whereby each such stockholder agreed to vote all of its respective shares in favor of Proposal 3 (See “Voting Agreement” on page 27). As of the Record Date, such stockholders held shares representing approximately 9.6% of the Company’s outstanding voting power with respect to Proposal 3.

WHY ARE WE SEEKING STOCKHOLDER APPROVAL FOR PROPOSAL 3?

Pursuant to a Securities Purchase Agreement dated February 15, 2007 between the Company and six accredited institutional investors (the “Buyers”), the Company sold to the Buyers $6,000,000 aggregate principal amount of the New Debentures and accompanying warrants (“Warrants”) to purchase a number of shares of Common Stock equal to approximately 35% of the number of shares of Common Stock underlying the New Debentures at an exercise price of $1.14 per share. Under the Securities Purchase Agreement, the Company agreed, among other things, to solicit approval from the Company’s stockholders of Proposal 3 in accordance with applicable law and the rules and regulations of the applicable trading market.

As the Common Stock is listed on The NASDAQ Capital Market, the Company is subject to the NASDAQ Marketplace Rules. Marketplace Rule 4350(i)(D) requires the Company to obtain stockholder approval prior to certain issuances or potential issuances of Common Stock or securities convertible into or exchangeable for Common Stock at a price less than the greater of market or book value of such securities (on an as-converted basis) if such issuance or potential issuance equals 20% or more of the Common Stock or voting power of the Company outstanding before the transaction. Depending on the circumstances, the applicable conversion price under the New Debentures and the Warrants could be less than the greater of the market or book value of the Common Stock and the aggregate number of shares of Common Stock issuable to holders of the New Debentures and the Warrants may equal or exceed 20% of the Company’s outstanding Common Stock or voting power prior to the issuance of the New Debentures and the Warrants.

Accordingly, the Company is seeking stockholder approval of Proposal 3 to comply with its obligations under the Securities Purchase Agreement and the NASDAQ Marketplace Rules.

WHO WILL BEAR THE COSTS OF SOLICITING PROXIES FOR THE ANNUAL MEETING?

The cost of soliciting proxies for the Annual Meeting will be borne by the Company. Following the mailing of proxy solicitation materials, proxies may be solicited personally or by telephone, by officers and employees of the Company who will not receive any additional compensation for their services. Proxies and proxy materials will also be distributed at the expense of the Company by brokers, nominees, custodians and other similar parties.

If the enclosed form of proxy is properly executed and returned to the Company in a timely manner to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with instructions marked thereon. Executed but unmarked proxies will be voted “FOR” Proposal 1 — to elect the Board of Directors’ nine nominees for Director, “FOR” Proposal 2 — to ratify the Board of Directors’ appointment of Ernst & Young LLP as the Company’s independent public accountants for the 2007 fiscal year, and “FOR” Proposal 3 — to approve the Company’s issuance of securities in accordance with the terms of the Company’s private placement of the New Debentures, as described in this Proxy Statement. If any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by such proxies on such matters in accordance with their best judgment.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE PROPOSALS SET FORTH IN THIS PROXY STATEMENT.

ELECTION OF DIRECTORS

(PROPOSAL 1)

The Company’s Bylaws provide that the Board of Directors shall consist of not fewer than one director nor more than 11 directors and that the number of directors, within such limits, shall be voted upon by the stockholders at each Annual Meeting. The Board of Directors currently consists of nine directors, each serving a term that expires on the date of the Annual Meeting. The Board of Directors has nominated the following nine candidates for election as director at the Annual Meeting: G. Chris Andersen, Kenneth R. Baker, L. J. Evans, Jr., Hideo Ito, Alexander MacLachlan, Peter A. McGuigan, Zoltan Merszei, H. David Ramm and James L. Rawlings. Proxies may not be voted for more than nine directors at the Annual Meeting.

Unless otherwise specified on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as directors of Messrs. Andersen, Baker, Evans, Ito, MacLachlan, McGuigan, Merszei, Ramm and Rawlings. The Board of Directors believes that such nominees will stand for election and will serve if elected as directors. However, if any person nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person or persons as the persons named in the accompanying proxy shall determine in accordance with their best judgment. Pursuant to the Company’s Bylaws, directors are elected by plurality vote. The Company’s Certificate of Incorporation, as amended, does not provide for cumulative voting in the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE ELECTION OF ITS NOMINEES FOR DIRECTORS.

INFORMATION AS TO DIRECTOR NOMINEES AND EXECUTIVE OFFICERS

NAME	AGE	POSITION
DIRECTORS
G. Chris Andersen	68	Chairman of the Board of Directors
Kenneth R. Baker	60	Director
L.J. Evans, Jr.	60	Director
Hideo Ito	63	Director
Alexander MacLachlan	74	Director
Peter A. McGuigan	47	Director
Zoltan Merszei	84	Director
H. David Ramm	55	Director and Chief Executive Officer
James L. Rawlings	62	Director

EXECUTIVE OFFICERS
Adam P. Briggs	46	President
John V. Battaglini	42	Vice President, Sales, Marketing and Product Management
John D. Giolli	35	Chief Financial Officer and Corporate Secretary
Rex E. Luzader	58	Vice President, Government Relations
George C. Zalepa	51	Vice President, Administration

Directors are elected to serve for one year or until their successors are elected and qualified or until their earlier resignation or removal. All directors are elected annually at the annual meeting of stockholders and all executive officers serve at the pleasure of the Board.

DIRECTORS STANDING FOR ELECTION

G. CHRIS ANDERSEN has served as the Chairman of the Company’s Board of Directors since April 2000. Mr. Andersen is a partner of G.C. Andersen Partners, LLC, a merchant-banking firm. From 1990 to 1995, Mr. Andersen was Vice Chairman of PaineWebber Incorporated. Previously, Mr. Andersen was a managing director for 15 years at Drexel Burnham Lambert, Incorporated, and a member of its Board of Directors. He is currently a director of TEREX Corporation, a manufacturer of mining, lifting and construction equipment. He is also a Director and member of the Executive Committee of Junior Achievement of New York, Inc.

KENNETH R. BAKER has served on the Company’s Board of Directors since July 2000. Mr. Baker has served as president, chief executive officer and a member of the board of trustees of Altarum (formerly the Environmental Research Institute of Michigan) since November 1999. From 1969 to 1999, Mr. Baker served in various executive positions with General Motors Corporation, including vice president and general manager of the GM Distributed Energy Business Unit, vice president and general manager of GM Research and Development and program manager of GM Electric Vehicles. Following his retirement in February 1999, Mr. Baker served as vice chairman and chief operating officer of Energy Conversion Devices, Inc. Mr. Baker also serves on the Board of Directors of AeroVironment, Inc., and the National Coalition for Advanced Manufacturing (NACFAM); the Michigan Council for Labor & Economic Growth, and the Advisory Board of the Automotive Research Center of the University of Michigan.

L.J. EVANS, Jr. has served on the Company’s Board of Directors since December 2006. Mr. Evans is Principal and Chief Executive Officer of the SFI Financial Group. He is a former Chairman of the White House Cabinet Council on Technology Commercialization, a former Member of National Research Council Applications Board and he is a former Director of NASA Commercial Technology. Mr. Evans is Vice Chairman of the Board of Altarum, Board Member of EOTech, and Knowledge Vector and Real User (IT security companies) former Board Member of ERIM International and eStara Communications, and Board Advisor of Triosyn Corp., a biotech company, and ART Inc., a telecom advanced materials company. He also was a former Senior Executive at the White House, the National Aeronautics and Space Administration and the Nuclear Regulatory Commission. He holds a B.A. in Economics from Colby College and a J.D. from Cornell University.

HIDEO ITO joined the Company’s Board of Directors in July of 2006. He has been with Toshiba since 1969, initially assigned to the International Cooperation Division which oversaw corporate international affairs, international licensing, and research and planning of overseas investments. He served as Toshiba Corporate Representative for the Americas and Chairman and CEO of Toshiba America, Inc., in New York City, from 2002 to 2005, formerly serving as Chairman and CEO of Toshiba America Electronic Components, Inc from 1997-2000. In July 2005, Mr. Ito was elected Statutory Auditor at Toshiba Ceramics Co., Ltd. He was appointed to Executive Vice President of the Nippon Club of New York in 2002 and a Board Member of the Japan Society in New York in 2004 and is currently on the Indiana University Kelly School of Business, Dean’s Council. Mr. Ito holds a BA from International Christian University in Tokyo and an MBA from Indiana University.

ALEXANDER MACLACHLAN, PH.D. has served on the Company’s Board of Directors since May 2000. He was recently a member of the National Research Council’s Board on Radioactive Waste Management and co-author of “The Hydrogen Economy: Opportunities, Costs, Barriers and R&D Needs”. Prior to his retirement in March 1996, Dr. MacLachlan was the Deputy Under Secretary for R&D Management at the U.S. Department of Energy and held various other positions in the Department of Energy. Prior to his employment at the Department of Energy, Dr. MacLachlan was employed by DuPont for 36 years, where he was senior vice president for research and development and chief technical officer from 1986 to 1993, and a member of DuPont’s operating group from 1990 to 1993. He is currently president of the University of Delaware Research Foundation. Dr. MacLachlan is a graduate of Tufts University with a B.S. in Chemistry (1954) and the Massachusetts Institute of Technology with a Ph.D. in Physical Organic Chemistry (1957). He is a member of Phi Beta Kappa and was elected to the National Academy of Engineering in 1992.

PETER A. MCGUIGAN has served on the Company’s Board of Directors since March 2004. Mr. McGuigan has served as managing shareholder of McGuigan Tombs & Company, CPA since founding the firm in March 1990. Mr. McGuigan has served on various AICPA and NJSCPA sponsored tax and accounting committees since obtaining his CPA certification in May 1984. From 1982 through 1990, Mr. McGuigan held both audit and tax supervisory positions for both international and medium-sized public accounting firms.

ZOLTAN MERSZEI has served on the Company’s Board of Directors since May 2000. He retired from The Dow Chemical Company in 1979 as the company’s President, Chairman and Chief Executive Officer, culminating a career there of over thirty years. During his tenure, Dow became the most profitable chemical company in the world. Prior to moving to Switzerland for Dow to serve as President and CEO of Dow Chemical Europe, he initiated the company’s business in Japan, as well as Latin America, pioneering Dow’s entry into the chemical business outside North America. He established Zurich, Switzerland as Dow’s first foreign headquarters, while initiating manufacturing operations in several countries. He founded Dow Banking Corporation in Zurich. Following his retirement from Dow he held a number of senior positions, including President and Vice Chairman of the Board of Directors within the Occidental Petroleum Corporation, as well as holding directorships in some of the most well respected corporations in North America and Europe.

H. DAVID RAMM has served on the Company’s Board of Directors since June 2000 and as its CEO since March, 2004. Mr. Ramm is a principal of DKRW Energy, L.L.C., a Houston, Texas based energy project development firm that is active in wind energy, LNG regasification and pipeline development and coal-to-liquids technology. He was formerly the president, chief executive officer and a director of Integrated Electrical Services, the largest electrical contracting firm in the U.S. From 1997 to March 2000 he worked at Enron, first as managing director of Enron Renewable Energy and then as president of Enron Wind Corporation (which is now GE Wind Energy). Prior to his employment at Enron, Mr. Ramm worked for 14 years at United Technologies Corporation, where he held several senior management positions, including vice president, marketing and sales at Otis Elevator and chairman and chief executive officer of International Fuel Cells Corporation.

JAMES L. RAWLINGS has served on the Company’s Board of Directors since April 2000. Mr. Rawlings is currently a partner of G.C. Andersen Partners, LLC. Prior to joining a predecessor of G. C. Andersen Partners, LLC, he was a Managing Director, principal and member of the Board of Schooner Asset Management Co. LLC. Before joining Schooner, he was a Managing Director of Robert Fleming & Co., based in New York, where he was responsible for the London-based firm’s investment banking activities throughout the Americas. Before joining Fleming in 1993, he was an Executive Director of Southern Equities Corporation, an Australian-based industrial holding company, with responsibility for the executive level management and reorganization of the group’s U.S. activities. He was with Drexel Burnham Lambert, Incorporated, from 1979 to 1988, where, as a Managing Director in the Corporate Finance Department, he was responsible for initiating and developing relationships with international companies. Mr. Rawlings was with Bank of America from 1967 to 1979 where he was responsible for Bank of America’s U.S. merchant banking and project finance activities. He holds a B.S. from Indiana University and an MBA from the University of Michigan.

EXECUTIVE OFFICERS

ADAM P. BRIGGS has served as the Company's President since April 2005.    In this role he has responsibility for the company’s Sales, Marketing, Product Development, Research, Finance and Administration. From December 2004 to April 2005 he held the position of Senior Vice President. From June 2004 to December 2004 he held the position of Vice President of Product Development. From August 2003 to June 2004 he served the company as Vice President of Product Management. From December 2001 to August 2003 he held the position of Vice President of Business Development for Distributed Generation. From February 2001 to December 2001, Mr. Briggs served as the Company's Vice President of Business Development and Portable Power. Mr. Briggs was employed at The Gillette Company and Duracell Inc. from 1984 to 2001, where he was most recently Vice President -- Strategic OEM (Original Equipment Manufacturer) Sales and Consulting Group in the Global Business Management Group. Prior positions include Director of Global Strategic Account Management; Program Director -- Alkaline; Director of OEM Sales and Marketing -- Asia; Leader, Design Win Management Team -- Far East and OEM Marketing Director -- Far East. Mr. Briggs received his B.A. in physics from Bowdoin College.

JOHN D. GIOLLI, C.P.A. has served as the Company’s Chief Financial Officer and Corporate Secretary since April 2005 and, from March 2004 until April 2005, he served as the Company’s Vice President, Finance and Acting Chief Financial Officer. From January 2001 to March 2004, he held the position of Corporate Controller and Principal Accounting Officer. Prior to joining Millennium Cell, Mr. Giolli held financial management positions with public companies in the technology and retail sectors. Mr. Giolli began his career in public accounting with Price Waterhouse LLP. He received his B.S. in Accounting from the State University of New York College at Oswego and is a Certified Public Accountant.

JOHN V. BATTAGLINI has served as the Company’s Vice President of Sales, Marketing and Product Management since January 2005. Mr. Battaglini has over 18 years of international marketing and sales experience in small and large high technology firms. Prior to joining the Company, Mr. Battaglini was the Marketing Director for Clare (an IXYS company), a designer and manufacturer of high voltage integrated circuits and discrete products for the telecommunications, power, industrial, medical and consumer markets. While at Clare, he was the leader for a start-up product line that he guided from start-up phase to annual revenues of $10 million. He began his career with Lucent Technologies in the semiconductor division where he progressed through a number of positions of increasing responsibility from product engineering, program management to strategic marketing. He received his MBA from Villanova University, an MSEE from Clemson University and a BSEE from Drexel University.

REX E. LUZADER has served as the Company’s Vice President of Government Relations since February 2004.  He has an office in Washington DC and is primarily responsible for interfacing directly with federal and state legislators and key members of the Department of Energy, Department of Defense, Department of Homeland Security, and other governmental agencies to promote funding of the company's initiatives. From December 2001 through January 2004, he had responsibility for Business Development for Transportation and Hydrogen Fuel Infrastructure. Prior to joining the Company, Mr. Luzader was the Vice President of Original Equipment Sales and Engineering and Corporate Strategy for Exide Corporation from 1998 to 1999. Mr. Luzader held a number of Vice Presidential positions at Exide Corporation including sales to the original equipment transportation industry, product engineering, process and equipment engineering, research and development and quality assurance. He received his B.S. in Mechanical Engineering from Kettering University.  Mr. Luzader served on the SAE Fuel Cell Standards Committee from 2001 to 2005 and participated in the DOE Hydrogen Road Mapping efforts. He serves on the Kettering University Fuel Cell Advisory Board, the US Fuel Cell Council Government Affairs working group, the National Hydrogen Association Legislative Affairs Council and represents the associate members of the US Fuel Cell Council on the Board of Directors.

GEORGE ZALEPA has served as the Company’s Vice President, Administration since June 2004. Prior to such date, Mr. Zalepa was a consultant to the Company and acted as the Company’s Director of Human Resources. In his current role, Mr. Zalepa leads the Human Resources, IT and Administration programs at the Company. He has over 15 years of industry experience in Human Resources and has particular expertise in Human Resource Information Systems. Prior to joining the Company, Mr. Zalepa was a Human Resource Manager at Air Products and Chemicals, Inc. He received his MBA in engineering management from Fairleigh Dickinson University and his B.A. in chemistry and biology from East Stroudsburg University.

CORPORATE GOVERNANCE

BOARD MEETINGS AND ATTENDANCE

The Board held five meetings in 2006 in addition to acting by unanimous written consent four times. During 2006, each director attended at least 75% of all meetings of the Board and at least 75% of the meetings of all Board committees to which he was assigned, in each case during the time he was a director, with the exception of Richard Sandor, who resigned as a director of the Company during 2006. Members of the Company’s Board of Directors are invited but not required to attend the Annual Meeting of Stockholders. The 2006 Annual Meeting of Stockholders was attended by the following directors: Andersen, Baker, MacLachlan, McGuigan, Merszei, Ramm and Rawlings.

INDEPENDENT DIRECTORS

The Board has determined that the following individuals are independent directors within the meaning of the regulations of the Securities and Exchange Commission (the “SEC”) and the listing standards of the NASDAQ Stock Market: Messrs. Andersen, Baker, Evans, Ito, MacLachlan, McGuigan, Merszei and Rawlings. The independent directors will meet regularly in executive session and outside the presence of the Company’s management throughout the 2007 fiscal year in compliance with the listing standards of the NASDAQ Stock Market.

STOCKHOLDER COMMUNICATION WITH THE BOARD OF DIRECTORS

Stockholders may communicate with the Board of Directors by contacting the Chief Executive Officer by phone at (732) 542-4000 or in writing at the Company’s headquarters. Any such communication must contain (i) a representation that the stockholder is a holder of record of stock of the Company, (ii) the name and address, as they appear on the Company’s books, of the stockholder sending such communication and (iii) the number of shares of Company stock that are beneficially owned by such stockholder. The Secretary of the Company will relay the question or message to the specific director identified by the stockholder or, if no specific director is requested, to a director selected by the Secretary of the Company, unless such communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Secretary of the Company has the authority to discard the communication or to take appropriate legal action regarding such communication.

CODE OF CONDUCT

The Company has adopted a Code of Conduct that applies to all officers, directors, employees and consultants. The Code of Conduct is intended to comply with SEC regulations and the listing standards of the NASDAQ Stock Market. The Company’s Code of Conduct is posted on its Internet website under the “Investor Relations” page. The Company’s Internet website address is www.millenniumcell.com.

BOARD COMMITTEES

The Board has four standing committees — an Executive Committee, a Governance and Nominating Committee, an Audit Committee and a Compensation Committee.

Executive Committee

The Board has established an Executive Committee consisting of G. Chris Andersen, James L. Rawlings and H. David Ramm. The principal functions of the Executive Committee include exercising the powers of the Board during intervals between Board meetings and acting as an advisory body to the Board by reviewing various matters prior to their submission to the Board. The Executive Committee held four meetings in 2006.

Governance and Nominating Committee

In May 2006, the Board established a Governance and Nominating Committee consisting of G. Chris Andersen, Kenneth Baker and James L. Rawlings. The Board has determined that each member of the Governance and Nominating Committee is an independent director within the meaning of the applicable listing standards of the NASDAQ Stock Market. The Governance and Nominating Committee met three times during 2006.

The purposes of the Governance and Nominating Committee are set forth in its charter, a copy of which is attached to this Proxy Statement as Appendix A, and include (i) identifying individuals qualified to become directors and selecting or, recommending that the Board select, candidates for directorships, (ii) developing and recommending to the Board a set of corporate governance principles applicable to the Company and (iii) overseeing the evaluation of the Board on an annual basis.

The Governance and Nominating Committee establishes criteria for the selection of new directors to serve on the Board and, in identifying candidates, takes into account all factors it deems appropriate, including (i) ensuring the Board, as a whole, is diverse and consists of individuals with various and relevant career experience, relevant technical skills, industry knowledge and experience, financial expertise (including expertise that could qualify a director as an “audit committee financial expert,” as that term is defined by the rules of the SEC), local or community ties, (ii) minimum individual qualifications, including strength of character, mature judgment, familiarity with the Company’s business and industry, independence of thought and an ability to work collegially and (iii) the extent to which the candidate would fill a present need on the Board. Consistent with the above described criteria, the Governance and Nominating Committee is responsible for evaluating candidates for nomination, including candidates recommended by stockholders.

Under its charter, the Governance and Nominating Committee is responsible for adopting procedures for the submission of nominee candidates by stockholders as it deems appropriate. To date, the Governance and Nominating Committee has not adopted a formal procedure for stockholder nominations nor has the Governance and Nominating Committee adopted a formal policy for consideration of nominee candidates submitted by stockholders.

Since the Company believes that the continuing service of qualified incumbent members of the Board promotes stability and continuity at the Board level and provides the benefit of familiarity and insight into the Company’s affairs, the current process of the Governance and Nominating Committee for identifying nominees primarily involves the re-nomination of incumbent directors who continue to satisfy the criteria for membership on the Board.

In light of the criteria and the stability and continuity principles described above, and the fact that two independent directors were elected to the Board to fill vacancies during 2006 (Messrs. Ito and Evans), it is believed that neither a formal procedure with respect to the submission of nominee candidates recommended by stockholders nor a formal policy for the consideration of stockholder nominees is necessary at this time for the Governance and Nominating Committee to perform its duties.

Audit Committee

The Board has established an Audit Committee in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 consisting of Kenneth R. Baker, Peter A. McGuigan and James L. Rawlings, all of whom are independent directors within the meaning of the applicable SEC regulations and the listing standards of the NASDAQ Stock Market. Mr. Baker is the Chairman of the Audit Committee. The Board has determined that Peter A. McGuigan is qualified as an “audit committee financial expert” within the meaning of SEC regulations and that he has accounting and related financial management experience within the meaning of the listing standards of the NASDAQ Stock Market. The Audit Committee held eight meetings in 2006.

The Audit Committee is responsible for reviewing and inquiring into matters affecting financial reporting, the system of internal accounting, financial controls and procedures and audit procedures and audit plans. In addition, the Audit Committee generally oversees the Company’s internal compliance program. In accordance with applicable law, the Audit Committee is responsible for establishing procedures for the receipt, retention and treatment regarding accounting, internal accounting controls or audit matters, including the confidential, anonymous submission by Company employees, received through established procedures, of concerns regarding questionable accounting or auditing matters. Furthermore, the Audit Committee approves the quarterly financial statements and also recommends to the Board of Directors, for approval, the annual financial statements, the annual report and certain other documents required by regulatory authorities. The Audit Committee is further responsible to pre-approve all audit and non-audit services performed by the Company’s independent auditors.

In response to the audit committee requirements adopted by the SEC and the NASDAQ Stock Market in 2003, the Board of Directors has adopted an Amended and Restated Audit Committee Charter that specifies the responsibilities of the Audit Committee. The Amended and Restated Audit Committee Charter is attached to this Proxy Statement as Appendix B.

Audit Committee Report

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2006 with management and the Company’s independent accountants, Ernst & Young LLP. The Audit Committee discussed with the independent accountants the matters required to be discussed by the Statement of Auditing Standards No. 61 “Communication with Audit Committees” and reviewed the results of the independent accountants’ examination of the financial statements.

The Audit Committee also reviewed the written disclosures and the letter from the independent accountants required by Independence Standards Board, Standard No. 1 “Independence Discussions with Audit Committees”, discussed with the accountants the accountants’ independence, including a review of audit and non-audit fees, and satisfied itself as to the accountants’ independence.

Based on the above reviews and discussions, the Audit Committee recommends to the Board of Directors that the financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2006, for filing with the SEC.

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings made by the Company under those statutes, in whole or in part, this report shall not be deemed to be incorporated by reference into any such filings, nor will this report be incorporated by reference into any future filings made by the Company under those statutes.

Kenneth R. Baker, Chairman of the Audit Committee
Peter A. McGuigan
James L. Rawlings

Compensation Committee

The Company’s Board of Directors has established a Compensation Committee consisting of Alexander MacLachlan, Zoltan Merszei and James L. Rawlings, all of whom are independent directors within the meaning of SEC regulations and the listing standards of the NASDAQ Stock Market. Mr. Rawlings is the Chairman of the Compensation Committee. The Compensation Committee reviews and acts on matters relating to compensation levels and benefit plans for the Company’s executive officers and key employees, including salary, restricted stock and stock options. The Compensation Committee is also responsible for granting stock options, restricted stock and other awards to be made under the Company’s Amended and Restated 2000 Stock Option Plan. The Compensation Committee held four meetings in 2006.

The Board appointed the Compensation Committee in June 2000. Since that time, decisions on compensation of the Company’s executive officers have been made by the Compensation Committee, although, under its charter, the Compensation Committee may delegate its authority to subcommittees to the extent permitted by applicable law. The Compensation Committee adopted a written charter during 2006, a copy of which is attached to this Proxy Statement as Appendix C.

The Compensation Committee reviews and approves base salary, annual management incentive compensation and long-term incentive awards for all corporate officers and certain other key executives, with the objective of attracting and retaining individuals of the necessary quality and stature to operate the Company’s business. The Compensation Committee considers individual contributions, performance against strategic goals and direction, and industry-wide pay practices in determining the levels of base compensation for key executives. In addition, the Compensation Committee recommends recipients of a “Chairman’s Award,” which is a recognition program for leaders of projects, programs, initiatives and policies made to advance the success of the Company. The Chairman’s Award program, adopted by the Board in December 2005 upon the recommendation of the Compensation Committee, is not tied to a specific award cycle, but is expected to occur (if at all) on an annual basis upon significant events resulting from contributions that advance the success of the Company. Long-term incentive awards are granted to corporate officers and certain other key employees under the Company’s Amended and Restated 2000 Stock Option Plan. The awards take the form of stock options or restricted stock that are tied directly to the market value of the Common Stock.

The Compensation Committee believes that the Amended and Restated 2000 Stock Option Plan aligns the interests of management with the stockholders and focuses the attention of management on the long-term success of the Company. A significant portion of the executives’ compensation is at risk, based on the financial performance of the Company and the value of the Common Stock in the marketplace.

The Compensation Committee takes into consideration the tax consequences to employees and the Company when considering types of awards and other compensation granted to executives and directors.

The Compensation Committee also considers the potential impact of Section 162(m) of the Internal Revenue Code. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the CEO and the other senior executive officers, other than compensation that is performance-based under a plan that is approved by the stockholders of the Company and that meets certain other technical requirements. Based on these requirements, the Compensation Committee has determined that Section 162(m) will not prevent the Company from receiving a tax deduction for any of the compensation paid to executive officers.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Company’s Compensation Committee consists of Alexander MacLachlan, Zoltan Merszei, and James L. Rawlings. The Company formed this Committee in June 2000. During 1999, Mr. Rawlings served as the Company’s acting Chief Executive Officer.

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Philosophy and Objectives

The Compensation Committee believes that the skill and dedication of executive officers and other management personnel are critical factors affecting the Company's long-term success in meeting its objectives and fostering growth and profitability. In support of this, the Company’s compensation programs have been designed to attract and retain a high level of talented leadership, reward performance in accordance with results, provide an incentive for future performance, and align Company executives' long-term interests with those of the stockholders.

The Company's overall compensation program is designed to result in compensation that is commensurate with both the performance of the Company and of individual executives. Base salary is determined based upon an executive’s achievement of personal goals, that executive’s success as compared against other executives within the Company, and the grade level of that executive. Incentive stock compensation combined with cash compensation is designed to competitively reward high levels of performance, create an incentive for the attainment of longer-term objectives, and provide a tool to retain key management talent.

Executive compensation is comprised of three major components: (i) base salary adjusted annually by the Compensation Committee, (ii) cash incentive bonuses awarded annually based on individual and Company performance, and (iii) long-term equity incentives awarded annually based on individual and Company performance. The compensation mix of cash and long-term incentives are similar among the executive officers of the Company and are believed to be consistent with compensation provided to similar positions at comparable organizations.

In order to assure that executive compensation is both competitive and appropriate, the Compensation Committee reviews the Company’s overall executive compensation levels before determining compensation level adjustments. Gains from prior incentive stock awards are not taken into account, since these awards were granted based upon prior performance.

The Compensation Committee periodically compares all compensation components for executive officers with data for similar positions at like organizations. When evaluating external competitiveness, third party survey data and information from other resources and industry contacts are considered. In reviewing comparative data the Compensation Committee does not engage in benchmarking for the purpose of establishing relative compensation levels. In the Compensation Committee's view, third party survey data provides insight into external competitiveness, but is not an appropriate single basis for establishing compensation levels. This is primarily due to the Company's unique structure, differences in the size of comparable companies, and the lack of sufficient appropriate matches to provide statistical relevance. The Compensation Committee's preference is for performance, rather than an exact correlation between position and salary, to drive executive compensation. The Compensation Committee does consider external data in establishing and adjusting executive compensation levels. Such data is reviewed  along with each executive’s performance, experience, potential, and standing compared with the Company’s other executives.

The Compensation Committee determines the compensation for the Chief Executive Officer (“CEO”). The Company’s CEO is permitted to be present when the Compensation Committee reviews and decides compensation for the Company’s other executives.

Elements of Compensation

The key elements in the Company's executive compensation program are base salary, bonus, and incentive stock compensation. These elements, as well as benefit plans and perquisites, are described below.

Base Salary

Base salaries are designed to attract and retain high levels of expertise and talent. Salaries are established for executive officers by balancing both internal and external factors. The relative base salary levels of executives are evaluated based upon scope of responsibilities, performance, skills, and experience. The Compensation Committee also considers external data to assure competitiveness in the market place. While these factors are not specifically weighted, particular emphasis is given to the executive’s performance and the performance of the Company. In evaluating executive base salaries in the past the Compensation Committee has considered , among other things, whether yearly financial objectives were attained and the progress made in strengthening the Company’s technology. In general, salary increases for 2006 were consistent with those provided in prior years relative to individual and company performance.

The Compensation Committee reviews salaries of the CEO and other executive officers each December for the current fiscal year. The Compensation Committee also determines any adjustments to the CEO's salary and gives consideration to the CEO's recommendation regarding adjustment to executive officer salaries.

The salaries paid to the Company's named executive officers in 2006, 2005 and 2004 are set forth in the Summary Compensation Table on page 22.

2007 Base Salary Adjustments

On February 15, 2007, base salaries were increased for the named executive officers listed in the summary compensation table on page 22 based on performance of individuals and individual operating units, and overall corporate growth over the past several years, in each case with an effective date of January 1, 2007. Base salary increases from 2006 to 2007 were as follows: Mr. Briggs, $286,500 to $300,000; Mr. Giolli, $184,800 to $193,200; and Mr. Battaglini, $171,600 to $179,300. Increases are consistent with those given in prior years.

Bonus

The purpose of the Company's bonus program is to facilitate the Company's growth and success by providing rewards that are commensurate with achievement, thereby creating an incentive for superior performance and improved results for stockholders. Because the Company has incurred net operating losses in recent years and is seeking to conserve cash, cash bonuses have not been paid by the Company since 2001.

Incentive Stock Compensation

The key objective for providing incentive stock compensation is to aid the Company in securing and retaining highly qualified personnel. Further, the Compensation Committee considers this to be a significant motivational tool for rewarding its executive officers and senior management as well as for aligning executive officer and senior management interests with those of stockholders. Finally, the Company believes that long-term incentives also aid in retention since unvested stock grants and options are forfeited if an executive leaves the Company. Equity award levels are determined based on the recognition of achievement of Company and individual goals and the ability of an executive to assume greater responsibilities. The grade level of executives also plays a role in determining the award range. Performance metrics considered in determining award sizes include demonstrating leadership in securing strategic partners, advancing the hydrogen battery technology, and increasing the Company's channels to market.

Incentive stock compensation is awarded annually to executives deemed to be part of the executive management team. Restricted stock awards and stock option grants are approved by the Compensation Committee and issued in accordance with their respective plans. Restricted common stock awards issued under the Company's Amended and Restated 2000 Stock Option Plan carry voting and dividend rights, and are subject to a four to five year vesting period. Stock option grants issued under the Company's Amended and Restated 2000 Stock Option Plan are subject to three year vesting.

The Company does not have a policy to adjust awards in the event that it would become necessary to restate its financial statements in such a way as to impact the basis for award of long-term incentives; however, the Compensation Committee could elect to adjust other elements of compensation or subsequent year awards as appropriate.

The Company has a practice of preventing the release of material non-public information at times that would impact the strike price or exercise price of stock options. The Company intends to maintain this practice going forward. The Company’s practice has been to avoid making option grants at times when the value of executive compensation would be affected. The Compensation Committee approves annual incentive stock awards to executives and designates a pool of restricted stock to be granted to employees in December of the year preceding the grant, and with grants being made in the following February. The exercise price of stock options cannot be less than fair market value as of the date the option is granted. Executive officers have no role in grant timing.

The number of stock option and restricted stock awards granted to our named executives in 2006, 2005 and 2004 and the value of those awards determined in accordance with SFAS 123R, are set forth in the Summary Compensation Table on page 22.

Long-Term Incentive Awards for 2006

On February 15, 2007, restricted stock grants were issued to the named executive officers listed in the summary compensation table on page 22 based on performance of individuals and individual operating units, and overall corporate growth over the past several years. The restricted stock awards were as follows: Mr. Briggs, 80,000 shares; Mr. Giolli, 50,000 shares Mr. Luzader, 55,000 shares and Mr. Battaglini, 50,000 shares.

The equity incentives awarded to the named executive officers in 2003 through 2006 are set forth  in the Summary Compensation Table on page 22.

401(k) Defined Contribution Plan

All full-time employees of the Company and its subsidiaries are eligible to participate in the Millennium Cell Inc. 401(k) Plan. In 2006, employees were eligible to enter the plan the first day of the month following their hire. Employees may voluntarily defer up to 15% of pre-tax earnings subject to the Internal Revenue Service (IRS) maximum limitation, which was $15,000 for 2006, plus an additional $5,000 catch-up contribution for employees age 50 or older. The Company matches 100% of the first 6% of employee contributions with restricted stock grants, subject to IRS limitations. All employee contributions vest immediately. Company matching contributions are subject to a three-year cliff vesting. The company uses such matching grants to align executive interests with stockholder interests by conditioning a significant part of compensation on the market value of the Company’s stock. The Company also uses such grants to serve as a retention incentive since unvested stock grants and options are forfeited if the executive leaves the Company. These grants also maintain the competitiveness of the Company’s compensation package considering the Company does not have a Defined Benefit Retirement Plan.

Compensation awarded to the named executive officers under the Millennium Cell Inc. 401(k) Plan is set forth in the “All Other Compensation” column of the Summary Compensation Table on page 22.

Perquisites and Other Benefits

The Company provides executive officers with perquisites that the Compensation Committee believes are reasonable and competitive based on the Compensation Committee's knowledge of other organizations with which the Company competes for talent. For 2006, these perquisites included reimbursement of financial advisors, estate planning, tax preparation, investment advisor services, and an annual physical examination. The total aggregate cap on these benefits for each executive is $25,000. The Company also pays the premiums on up to $1,000,000 face amount, life insurance policies which name the executives as beneficiaries. Executive officers are eligible to receive the same health, dental, disability and accidental death and dismemberment benefits as are available to all other full-time employees of the Company and its subsidiaries.

Historically, the Company has not benchmarked or set targets for this compensation component. The perquisites' value to the executive, as well as the incremental cost to the Company, is considered when establishing compensation levels.

The reimbursement of these costs are listed as personal benefits for the named executives in the “All Other Compensation” column in the Summary Compensation Table on page 22.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” with management and, based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings under those statutes, in whole or in part, this report of the Compensation Committee shall not be deemed to be incorporated by reference into any such filings, nor will this report be incorporated by reference into any future filings made by the Company under those statutes.

James L. Rawlings, Chairman of the Compensation Committee Alexander MacLachlan Zoltan Merszei

Employment Agreement with H. David Ramm

On June 22, 2006, the Company entered into an Employment Agreement and a Restricted Stock Grant Agreement with Mr. H. David Ramm in connection with his service as Chief Executive Officer of the Company.

Under the Employment Agreement, which replaced the prior Employment Agreement between the Company and Mr. Ramm dated August 12, 2005, the Company agreed to continue to employ Mr. Ramm as Chief Executive Officer through December 31, 2006 subject to automatic monthly extensions thereafter until either party terminates the agreement on 30 days’ prior written notice. The Company does not expect either party to terminate Mr. Ramm’s Employment Agreement in the foreseeable future. As full consideration of his services under the Employment Agreement, the Company granted to Mr. Ramm 50,000 shares of restricted stock (which vested in 12 equal monthly installments commencing on January 31, 2006) in accordance with the Restricted Stock Agreement. The Employment Agreement contains customary non-solicitation, confidentiality and work-for-hire covenants.

Change in Control Agreements

On September 25, 2006, the Company entered into a Change in Control Agreement with each of Adam Briggs, the Company’s President, John Giolli, the Company’s Chief Financial Officer, Rex Luzader, the Company’s Vice President of Government Relations, and John Battaglini, the Company’s Vice President of Sales, Marketing and Product Management. The Change in Control Agreements for Messrs. Briggs, Battaglini, Giolli and Luzader replaced and superseded the prior Change in Control Agreements that the Company had with each such executive officer.

The Change in Control Agreements are intended to preserve employee morale and productivity and encourage retention in the face of the disruptive impact of an actual or rumored change in control of the Company. In addition, the program is intended to align executive and stockholder interests by enabling executives to consider corporate transactions that are in the best interests of the stockholder without undue concern to the potential threat such transactions may pose to the executive’s employment.

Pursuant to each Change in Control Agreement, in the event of a termination of the executive officer’s employment within two years following, or in anticipation of, a Change in Control (i) by the Company other than for Cause or (ii) by the executive officer for Good Reason, the executive officer is entitled to:

▪	a general entitlement of:

▪	a prompt lump sum payment equal to the executive officer’s unpaid base salary through the date of termination;

▪	any payments in lieu of unused vacation time prior to the date of termination;

▪	any annual or discretionary bonus payments earned but not yet paid for any calendar year prior to the date of termination; and

▪	reimbursement of business expenses incurred by the executive officer through the date of termination but not yet paid to the executive officer,

and,

▪	a change in control entitlement consisting of:

▪
a prompt lump sum payment equal to two (2) times the sum of (i) the executive’s annual base salary, at the rate in effect immediately before any such termination plus (ii) the average of the executive officer’s annual bonuses for the previous three calendar years;

▪	continuing coverage for employee benefits under the Company’s insurance programs for the two year period immediately following such termination; and

▪
immediate and unconditional vesting of any unvested stock options and stock grants previously granted to the executive officer and the right, for one year following such termination, to exercise any stock options or stock grants held by the executive officer.

The Change in Control Agreements also provide that if (i) the payments made pursuant to the change in control entitlement are subject to the golden parachute excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”) and (ii) all payments made to the executive under the Change in Control Agreement and any other agreement or plan of the Company, reduced by all federal, state and local taxes applicable thereto (including the golden parachute excise tax) is less than the executive would receive, after taxes, if he were paid only three times his “Base Amount” (as such term is defined in Section 280(b)(3) of the Code) less $1.00, then the payments to be made to the executive officer which are contingent on a Change in Control shall be reduced to an amount which, when added to the aggregate of all other payments to the executive officer which are contingent on a Change in Control, will make the total amount of such payments three times his Base Amount less $1.00.

The Change in Control Agreements also provide that if and to the extent necessary to avoid the imposition of accelerated or additional taxes under Section 409A of the Code, any payments to an executive officer under the Change in Control Agreement that would have to be paid during the six month period following the date of termination shall be paid in a lump sum on the date that is six months following the date of termination.

The foregoing is only a summary of the terms of the Change of Control Agreements. Stockholders who desire a more complete understanding of the Change of Control Agreement are urged to review the entire text of the form of Change of Control Agreement which is attached as Exhibit 10.1 to the Company's Current Report on Form 8-K, as filed with the Securities and Exchange Commission on September 30, 2006.

Letter Agreement with Adam Briggs

On March 13, 2007, the company entered into an agreement with Adam Briggs, the Company’s President, under which the Company agreed to provide post employment payments to Mr. Briggs in the event of the termination of Mr. Briggs’ employment by the Company without cause or the termination of Mr. Briggs’ employment by Mr. Briggs for Good Reason. This agreement is intended to provide Mr. Briggs with near term assurance of his continued employment with the Company other than under circumstances which would be grounds for termination for cause. Mr. Briggs is not entitled to receive any of the payments or benefits described in this agreement in connection with a Change of Control (as defined in the Change of Control Agreement, between the Company and Mr. Briggs, dated September 25, 2006). This agreement will expire on August 7, 2008. The basic benefits under the agreement are:

•
Severance payment. Mr. Briggs would be entitled to receive a cash payment equal to one and one half (1.5) times his base salary for a period of eighteen months after termination plus the average of Mr. Briggs’ annual bonus over the three years preceding termination.

•	Benefit continuation. Mr. Briggs would be entitled to continuation of benefits such as health and life insurance for up to three years following termination of employment.

•	Accelerated vesting of equity awards. Mr. Briggs would be entitled to acceleration of all or part of Mr. Briggs’ unvested equity awards at the time of termination of employment.

•
Tax. Any payments that would have been paid during the six month period following the date of termination shall be paid to Mr. Briggs in a lump sum on the six month anniversary of the date of termination.

The foregoing is only a summary of the Letter Agreement with Mr. Briggs. Stockholders who desire a more complete understanding of the Letter Agreement with Mr. Briggs are urged to review the entire text of the Letter Agreement with Mr. Briggs, which is attached as Exhibit 10.2 to the Company's Current Report on Form 8-K/A, as filed with the Securities and Exchange Commission on March 19, 2007.

DIRECTOR COMPENSATION

Each director receives an option grant of 75,000 shares upon appointment to the Board. Directors then receive annual compensation for serving in such capacities as follows: Chairman of the Board - $40,000; all other Board members - $12,000. Each director that serves as a Chairman of any Committee of the Board receives an additional $3,000 annual compensation. In addition, each director receives $1,000 for each Board and Committee meeting attended by such director. In lieu of cash payments, directors were granted a combination of restricted stock and cash for all fees earned during fiscal year 2006. In addition to the amounts referenced above, directors receive a “tax gross up” equal to 30% of the amounts paid to them. Compensation paid to the Company’s directors during 2006 is set forth in the tables below.

Name	Fee Earned or Paid in Cash ($)	Stock Awards ($)	Stock Option Awards ($)	All Other Compensation ($)	Total ($)
Andersen, Chris	17,400	52,780	0	0	70,180
Baker, Kenneth	9,600	29,120	0	0	38,720
Evans, Jr., L. J.	2,000	0	60,682(1)	0	2,000
Ito, Hideo	1,500	4,550	84,595(1)	0	6,050
MacLachlan, Alexander	6,300	19,110	0	0	25,410
McGuigan, Peter	7,800	23,660	0	0	31,460
Merszei, Zoltan	6,000	18,200	0	0	24,200
Rawlings, James	11,400	34,580	0	0	45,980
Sandor, Richard	3,900	11,830	0	0	15,730
TOTAL	70,500	213,850	0	0	286,350

(1) Represents the Black-Scholes value of the stock options granted upon such director’s election to the Board.

Messrs. MacLachlan and Zoltan deferred 2006 cash and equity compensation into their deferred account under the Millennium Cell Non-Qualified Deferred Compensation Plan as shown in the table below.

Name	2006 Cash Deferred ($)	Shares Deferred ($)
MacLachlan, Alexander	6,300	19,111
Merszei, Zoltan	6,000	18,200
TOTAL	12,300	37,310

The stock option grants, shown in the table below, were made to Messrs. Ito and Evans upon their election to the Board in 2006.

Name	Grant Date	Expiration Date	Exercise Price	Common Stock Underlying Stock Options (Exercisable)
Ito, Hideo	6/28/2006	6/27/2016	$1.47	75,000
Evans, Jr., L. J.	12/13/2006	12/12/2016	$1.02	75,000

EXECUTIVE COMPENSATION

The following table sets forth all compensation awarded to, earned by or paid to the Company’s Chief Executive Officer, Chief Financial Officer and the Company’s three other most highly compensated executive officers whose annual salary and bonus exceeded $100,000 for 2006 (the “named executive officers”) during the fiscal years ended December 31, 2006, 2005 and 2004 for services rendered in all capacities to the Company during those fiscal years.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)	Stock Awards ($)(1)		Option Awards($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)

H. David Ramm (2)	2006	156,600	(3)	—	68,292	(4)	—	—	—	—		224,892
Chief Executive	2005	—		—	65,500	(4)	—	—	—	197,500	(5)	263,000
Officer	2004	—		—	129,000	(4)	—	—	—	160,833	(5)	289,833

John D. Giolli,	2006	184,800		—	54,500	(6)	—	—	—	11,088	(9)	250,388
Chief Financial	2005	165,000		—	98,400	(7)	—	—	—	12,600	(10)	276,000
Officer and	2004	145,957		—	96,000	(8)	82,500	—	—	9,365		333,822
Corporate Secretary

Adam P. Briggs,	2006	286,500		—	87,200	(6)	—	—	—	123,019	(11)	496,719
President	2005	220,000		—	106,600	(7)	—	—	—	12,600	(11)	339,200
	2004	228,976		—	128,000	(8)		—	—	13,000	(11)	369,976

Rex E. Luzader,	2006	218,629		—	59,950	(6)	—	—	—	31,249	(12)	309,828
Vice President -	2005	218,629		—	82,000	(7)	—	—	—	83,067	(12)	383,696
Government	2004	227,418		—	70,400	(8)	—	—	—	30,701	(12)	328,519
Relations

John V. Battaglini(13)	2006	171,600		—	54,500	(6)	—	—	—	10,296	(14)	236,396
Vice President	2005	165,000		—	73,800	(7)	50,000	—	—	67,596	(15)	356,396
Sales, Marketing
And Product Development

(1)
For a discussion of the relevant assumptions made in the valuation of such Stock Awards, refer to note 2 of the Company’s financial statements in the Company's Annual Report accompanying this Proxy Statement.

(2)	Mr. Ramm was appointed Chief Executive Officer on April 25, 2005.

(3)	This figure includes $6,600 of payments made to Mr. Ramm in connection with his service as a director.

(4)
These figures include the following values of restricted stock grants in consideration of  Mr. Ramm’s service as a director  (i) $20,020 for the fiscal year ended December 31, 2004, (ii) $19,110 for the fiscal year ended December 31, 2005, and (iii) $13,500 for the fiscal year ended December 31, 2006.

(5)	This figure is comprised of $197,500 of payments made to DKRW Energy L.L.C. in connection with Mr. Ramm’s services to the Company.

(6)
The Compensation Committee designated a pool of restricted stock to grant to employees in December 2006 and granted such restricted stock to specific employees in February 2007. The value set forth above is based on the closing price of the Common Stock on February 15, 2007, which was $1.09. The restricted stock vests in 25% tranches over the next four years. Holders of the restricted stock are entitled to dividend and voting rights. However, the Company has never paid dividends on its Common Stock and does not expect to pay any dividends in the foreseeable future.

(7)
The Compensation Committee designated a pool of restricted stock to grant to employees in December 2005 and granted such restricted stock to specific employees in February 2006. The value set forth above is based on the closing price of the Common Stock on February 28, 2006, which was $1.64. The restricted stock vests in 20% tranches based on specific stock prices or after five years if the stock targets are not met. Holders of the restricted stock are entitled to dividend and voting rights. However, the Company has never paid dividends on its Common Stock and does not expect to pay any dividends in the foreseeable future.

(8)
The Compensation Committee designated a pool of restricted stock to grant to employees in December 2004 and granted such restricted stock to specific employees in February 2005. The value set forth above is based on the closing price of the Common Stock on December 31, 2004, which was $1.28. The restricted stock vests in 20% tranches based on specific stock prices or after five years if the stock targets are not met. Holders of the restricted stock are entitled to dividend and voting rights. However, the Company has never paid dividends on its Common Stock and does not expect to pay any dividends in the foreseeable future.

(9)	This figure represents the value of restricted stock grants made in the form of 401(k) matching contributions by the Company.

(10)	This figure represents the value of restricted stock grants made in the form of 401(k) matching contributions by the Company.

(11)
These figures include 401(k) matching contributions by the Company of restricted stock grants valued at (i) $13,000 in the fiscal year ended December 31, 2004, (ii) $12,600 in the fiscal year ended December 31, 2005, and (iii) $13,188 in the fiscal year ended December 31, 2006. The figure for 2006 also includes $108,019 of reimbursed relocation expenses paid by the Company in the fiscal year ended December 31, 2006.

(12)
These figures include 401(k) matching contributions by the Company restricted stock grants valued at (i) $13,000 in the fiscal year ended December 31, 2004, (ii) $12,600 in the fiscal year ended December 31, 2005, and (iii) $11,088 in the fiscal year ended December 31, 2006. The figure for 2004 also includes the total amount of perquisites and personal benefits provided to Mr. Luzader, including $49,129 of relocation assistance funds provided to Mr. Luzader in the fiscal year ended December 31, 2004. None of the other perquisites and personal benefits that comprise these figures individually exceeded the greater of $25,000 or 10% of the total amount of these benefits for the Mr. Luzader. These other perquisites and personal benefits include financial counseling, tax preparation services, and investment counseling.

(13)	Mr. Battaglini was hired on January 3, 2005.

(14)	This figure includes the value of restricted stock grants made in the form of 401(k) matching contributions by the Company.

(15)	This figure includes $58,934 of reimbursed relocation expenses.

OUTSTANDING EQUITY AWARDS AT 2006 FISCAL YEAR-END

The following table provides information with respect to the Company’s named executive officers concerning unexercised and unvested options awards held by them at the end of fiscal year 2006. There were no stock options exercised by any named executive officers during 2006.

	Option Awards				Stock Awards
Name	Number of Securities underlying unexercised Options (#) Exercisable/ Unexercisable	In-the-money amount of unexercised Options ($) Exercisable/ Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares that have not vested (#)	Market Value of Shares that have not vested ($)
H. David Ramm	75,000 / 0	0 / 0	2.90	7/13/2010	—	—
Adam P. Briggs	75,000 / 0	0 / 0	2.39	1/15/2013	125,000	117,500
Adam P. Briggs	50,000 / 25,000	0 / 0	2.40	2/24/2014	—	—
Rex E. Luzader	50,000 / 50,000	0 / 0	2.39	1/16/2013	83,000	78,020
Rex E. Luzader	33,333 / 16,667	0 / 0	2.40	2/24/2014	—	—
John D. Giolli	14,471 / 0	0 / 0	2.39	1/1/2013	105,000	98,700
John D. Giolli	9,667 /4,833	0 / 0	2.40	2/24/2014	—	—
John D. Giolli	33,333 / 16,667	0 / 0	2.02	6/8/2014	—	—
John V. Battaglini	16,667 / 33,333	0 / 0	1.25	1/2/2015	45,000	42,300

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted average exercise price of outstanding options	Number of securities remaining available for future issuance
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	3,911,665	$1.80	4,588,335
Equity compensation plans not approved by security holders	0	0	0
TOTAL	3,911,665	$1.80	4,588,335

(1)
This plan is the Company’s Amended and Restated 2000 Stock Option Plan and includes restricted stock awards. The restricted stock grants were not included in the calculation of the weighted average exercise price.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Joint Development Agreement with The Dow Chemical Company

On May 30, 2006, the Company completed the second closing under the Joint Development Agreement between the Company and The Dow Chemical Company (“Dow”). The second closing resulted from the achievement of the first milestone under the Joint Development Agreement on May 3, 2006. At the second closing Dow paid the Company $1,250,000 in cash and the Company sold to Dow (i) 71,429 shares of Series B-1 Preferred Stock (convertible into 1,365,058 shares of Common Stock as of the Record Date), (ii) warrants to purchase 178,571 shares of Common Stock at an exercise price initially equal to $2.10 (subsequently reduced to $1.25) and (iii) 136,150 shares of Series A2-1 Preferred Stock (convertible into 1,247,708 shares of Common Stock as of the Record Date). After giving effect to the second closing, the shares of Common Stock underlying the Series B-1 Preferred Stock, Series A2-1 Preferred Stock and the warrants issued to Dow comprised approximately 4% of the Company’s fully diluted Common Stock.

In connection with the second closing under the Joint Development Agreement, the Company and Dow entered into an amendment to the Joint Development Agreement and an amendment to the related Stock Purchase Agreement. The amendment to the Joint Development Agreement, among other things, (i) accelerated the period of time by which Dow must elect to exercise its first refusal rights with respect to certain proposed agreements between the Company and certain potential licensees and suppliers and (ii) modified the definition of “application” to include an additional method of producing hydrogen gas. The amendment to the Stock Purchase Agreement, among other things, (i) extended the milestone payment date for Milestone 2, Milestone 3 and Milestone 4 from 30 days to 65 days after the achievement of each applicable milestone, (ii) revised certain representations, warranties and covenants to be applicable to each particular closing and not to any previous closing, (iii) added a covenant providing that neither party would issue any press release or other announcement relating to any closing under the Stock Purchase Agreement without the prior written consent of the other party, subject to certain exceptions for legally required disclosure, and (iv) added a covenant requiring the Company to remove restrictive legends from the certificates representing the shares issued to Dow under the Stock Purchase Agreement (to the extend no longer required under the Securities Act of 1933 and the Company is provided with a reasonably satisfactory legal opinion to such effect).

On February 1, 2007 Dow executed and delivered an irrevocable waiver of its right to certain adjustments to the conversion price of the Series B-1 Preferred Stock for a 12 month period commencing on December 15, 2006. In consideration for the waiver, the Company agreed to lower the per share exercise price of the warrant held by Dow from $2.10 to $1.25.

Dow is the holder of all of the Company’s issued and outstanding shares of Series A2-0 Preferred Stock, Series A2-1 Preferred Stock and Series B-1 Preferred Stock. See Security Ownership of Principal Stockholders and Management on page 29.

Securities Purchase Agreement

On February 15, 2007 the Company sold $6,000,000 aggregate principal amount of New Debentures and accompanying Warrants to purchase a number of shares of Common Stock equal to approximately 35% of the shares underlying the New Debentures to each of Portside Growth and Opportunity Fund, Mainfield Enterprises, Inc., Gemini Investment Strategies, LLC, Iroquois Master Fund Ltd., JGB Capital L.P., JGB Capital Offshore, Ltd. and Solomon Strategic Holdings, Inc. pursuant to a Securities Purchase Agreement. The terms of this transaction are described under Proposal 3. Portside, Gemini, Iroquois and JGB Capital are holders of the Company’s Series C2 Preferred Stock. See “Security Ownership of Principal Stockholders and Management” on page 29.

Series C2 Letter Agreement

On February 15, 2007, the Company entered into a letter agreement with each holder of its Series C2 Preferred Stock under which the Company agreed to deliver Interim Conversion Election Notices (as such term is defined in the Certificate of Designations for the Series C2 Preferred Stock ) to convert 50% of each holder’s shares of Series C2 Preferred Stock into Common Stock between the date of such letter agreement and June 15, 2007. As provided in the Certificate of Designations of the Series C2 Preferred Stock, the closing sale price for the Common Stock on the date immediately preceding the date of each conversion notice under the letter agreement must be at least (i) 114% of the applicable conversion price (if the applicable closing sale price is $1.25 or less) or (ii) 108% of the applicable conversion price (if the applicable closing sale price is greater than $1.25). The Company agreed that it would not deliver conversion notices under the letter agreement to effect aggregate conversions of more than $400,000 of Series C2 Preferred Stock during any 10 trading day period. Each holder of Series C2 Preferred Stock waived the volume restrictions contained in the Certificate of Designations of the Series C2 Preferred Stock with respect to the conversions under the letter agreement. Each holder of Series C2 Preferred Stock that entered into a letter agreement with the Company was a Buyer in the Company’s February 2007 private placement of New Debentures and Warrants (see Proposal 3).

Voting Agreement

In order to induce the Buyers to purchase the New Debentures and the Warrants pursuant to the Securities Purchase Agreement, on February 15, 2006, certain officers and directors of the Company, in their respective capacities as stockholders, entered into a Voting Agreement with the Company whereby each such stockholder agreed to vote all of its respective shares in favor of Proposal 3 (See “Voting Agreement” on page 44).

Employment Agreement with H. David Ramm

On June 22, 2006, the Company entered into an Employment Agreement and a Restricted Stock Grant Agreement with Mr. H. David Ramm in connection with his service as Chief Executive Officer of the Company. The Employment Agreement with H. David Ramm is described on page 18.

Change in Control Agreements

On September 25, 2006, the Company entered into a Change in Control Agreement with each of Adam Briggs, the Company’s President, John Giolli, the Company’s Chief Financial Officer, Rex Luzader, the Company’s Vice President of Government Relations, and John Battaglini, the Company’s Vice President of Sales, Marketing and Product Management. The Change in Control Agreements for Messrs. Briggs, Battaglini, Giolli and Luzader replaced and superseded the prior Change in Control Agreements that the Company had with each such executive officer. The Change in Control Agreements are described on page 18.

Letter Agreement with Adam Briggs

On March 13, 2007, the company entered into an agreement with Adam Briggs, the Company’s President, under which the Company agreed to provide post employment payments to Mr. Briggs in the event of the termination of Mr. Briggs’ employment by the Company without cause or the termination of Mr. Briggs’ employment by Mr. Briggs for Good Reason. This agreement is intended to provide Mr. Briggs with near term assurance of his continued employment with the Company other than under circumstances which would be grounds for termination for cause. The Letter Agreement with Mr. Briggs is described on page 20.

RATIFICATION OF THE APPOINTMENT OF THE
COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS

(PROPOSAL 2)

Effective March 7, 2000, the Company engaged the accounting firm of Ernst & Young LLP as the Company’s principal independent accountants. The Board of Directors approved the recommendation of the Audit Committee for the appointment of Ernst & Young LLP to audit the financial statements of the Company for the fiscal year ending December 31, 2007. If the stockholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee may reconsider its selection.

Ernst & Young LLP performed various audit and other services for the Company during fiscal year 2006. Such services included an audit of annual financial statements, interim reviews of quarterly financial statements, review and consultation connected with certain filings with the SEC, financial accounting and reporting matters, and meetings with the Audit Committee of the Board of Directors.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

FEES PAID TO THE COMPANY’S AUDITORS

Set forth below is certain information concerning fees billed to the Company by Ernst & Young LLP in respect of services provided in fiscal years 2006 and 2005. The Audit Committee has determined that the provision of the provided services is compatible with maintaining the independence of Ernst & Young LLP.

	FY 2005	FY 2006
Audit Fees	$382,000	$387,143
Audit Related Fees	$1,500	$1,500
Tax Fees	$0	$0
All Other Fees	$8,000	$0

Audit Fees. Annual audit fees relate to services rendered in connection with the audit of the annual financial statements included in the Company’s Form 10-K filing, the quarterly reviews of financial statements included in the Company’s Form 10-Q filings and registration statement consent procedures.

Audit Related Fees. The audit-related fees for fiscal 2005 and 2006 were for fees related to a subscription to Ernst & Young’s online accounting and auditing research tool.

Other Fees. The other fees for fiscal 2005 were for services rendered to the Company by Ernst & Young LLP for an executive compensation study.

There were no tax fees for professional services rendered by Ernst & Young LLP for fiscal years 2006 or 2005, respectively.

PRE-APPROVAL POLICIES

The Audit Committee pre-approves all audit and non-audit services provided by the Company’s independent auditors prior to the engagement of the independent auditors with respect to such services.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION
AND APPROVAL OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT ACCOUNTANTS FOR THE COMPANY FOR FISCAL YEAR 2007.

SECURITY OWNERSHIP OF
PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The table below lists the beneficial ownership of the Company’s Common Stock, Series A2 Preferred Stock, Series B Preferred Stock and Series C2 Preferred Stock by (i) each director of the Company, (ii) each named executive officer, (iii) all of the Company’s directors and executive officers as a group, and (iv) each stockholder known to the Company to be the beneficial owner of more than 5% of the outstanding shares of any class of the Company’s voting securities.

The Common Stock, Series A2 Preferred Stock, Series B Preferred Stock and Series C2 Preferred Stock are the only classes of the Company’s voting securities outstanding. Holders of Common Stock, Series A2 Preferred Stock (on an as-converted basis), Series B Preferred Stock (on an as-converted basis) and Series C2 Preferred Stock (on an as-converted basis) vote together as a single class on all matters submitted to a vote of the Company’s stockholders, except that the Series A2 Preferred Stock, the Series B Preferred Stock and the Series C2 Preferred Stock are each entitled to vote as a separate class on matters that are required by applicable law or by the terms of the Series A2 Preferred Stock, Series B Preferred Stock or Series C2 Preferred Stock to be submitted to a separate class vote.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to such securities. Except as noted below, to the Company’s knowledge the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them. The beneficial ownership percentages are based on 53,441,718 shares of Common Stock outstanding, 155,724 shares of Series A2-0 Preferred Stock outstanding, 138,150 shares of Series A2-1 Preferred Stock outstanding, 71,429 shares of Series B-1 Preferred Stock outstanding and 3,518 shares of Series C2 Preferred Stock outstanding, in each case as of March 30, 2007.

In computing the number of shares  beneficially owned by a person and the percentage ownership of that person, shares subject to options, warrants or conversion rights held by that person (including, without limitation, rights to convert shares of Series A2-0 Preferred Stock, shares of Series A2-1 Preferred Stock, shares of Series B-1 Preferred Stock, shares of Series C2 Preferred Stock, the Company’s Convertible Debentures Due September 30, 2007 and the New Debentures into shares of Common Stock) that are currently exercisable or will become exercisable within 60 days following March 30, 2006 are deemed outstanding. However, these shares are not deemed outstanding for the purpose of computing the percentage ownership of any other person or entity.

	COMMON STOCK			SERIES A2 PREFERRED STOCK		SERIES B PREFERRED STOCK		SERIES C2 PREFERRED STOCK

	NUMBER OF SHARES		PERCENT OWNED	NUMBER OF SHARES	PERCENT OWNED	NUMBER OF SHARES	PERCENT OWNED	NUMBER OF SHARES	PERCENT OWNED
DIRECTORS AND EXECUTIVE OFFICERS:
G. Chris Andersen	3,921,465	(1)	7.3%	—	—	—	—	—	—
Kenneth R. Baker	145,800	(2)	*	—	—	—	—	—	—
John V. Battaglini	145,136	(3)	*	—	—	—	—	—	—
Adam P. Briggs	418,627	(4)	*	—	—	—	—	—	—
L. J. Evans, Jr.	75,000	(5)	*	—	—	—	—	—	—
John D. Giolli	265,796	(6)	*	—	—	—	—	—	—
Hideo Ito	79,461	(7)	*	—	—	—	—	—	—
Rex E. Luzader	320,958	(8)	*	—	—	—	—	—	—
Alexander MacLachlan	130,294	(7)	*	—	—	—	—	—	—
Peter A. McGuigan	118,885	(7)	*	—	—	—	—	—	—
Zoltan Merszei	162,573	(9)	*	—	—	—	—	—	—
H. David Ramm	333,829	(7)	*	—	—	—	—	—	—
James L. Rawlings	336,290	(10)	*	—	—	—	—	—	—
All directors and executive officers as a group (14 persons)	6,715,487	(11)	12.6%	—	—	—	—	—	—

FIVE PERCENT STOCKHOLDERS OF EACH OUTSTANDING CLASS:

The Dow Chemical Company	4,107,614	(12)	7.7%		293,874	(13)	100%	71,429	(12)	100%	—		—
Portside Growth & Opportunity Fund	3,668,364	(13)	4.99	%(13)	—		—	—		—	1,654	(13)	47.0%
Iroquois Master Fund Ltd.	2,552,382	(14)	4.6	%(14)	—		—	—		—	929	(14)	26.4%
JGB Capital L.P.	1,239,906	(15)	2.3	%(15)	—		—	—		—	674	(15)	19.2%
Gemini Master Fund Ltd.	1,422,832	(16)	2.6	%(16)	—		—	—		—	261	(16)	7.4%

*Less than 1%

The address for all officers and directors is c/o Millennium Cell Inc., One Industrial Way West, Eatontown, New Jersey 07724.

(1)	Based on Form 5 filed on February 13, 2007.

(2)	Includes options to acquire 75,000 shares exercisable within 60 days.

(3)
Includes options to acquire 33,333 shares exercisable within 60 days and 13,803 shares that were granted as 401(k) matching contributions by the Company. Shares granted as 401(k) matching contributions are voted by the 401(k) Plan Trustee. Does not include options to acquire 16,667 shares not exercisable within 60 days.

(4)
Includes options to acquire 150,000 shares exercisable within 60 days and 37,389 shares that were granted as 401(k) matching contributions by the Company. Shares granted as 401(k) matching contributions are voted by the 401(k) Plan Trustee.

(5)	Includes options to acquire 75,000 shares exercisable within 60 days.

(6)
Includes options to acquire 62,304 shares exercisable within 60 days and 28,642 shares that were granted as 401(k) matching contributions by the Company. Shares granted as 401(k) matching contributions are voted by the 401(k) Plan Trustee. Does not include options to acquire 16,667 shares not exercisable within 60 days.

(7)	Includes options to acquire 75,000 shares exercisable within 60 days.

(8)
Includes options to acquire 100,000 shares exercisable within 60 days and 36,546 shares that were granted as 401(k) matching contributions by the Company. Shares granted as 401(k) matching contributions are voted by the 401(k) Plan Trustee.

(9)	Includes options to acquire 108,334 shares exercisable within 60 days. Does not include options to acquire 66,666 shares not exercisable within 60 days.

(10)	Based on Form 4 filed December 9, 2005.

(11)
Includes options to acquire 969,804 shares exercisable within 60 days and 133,480 shares that were granted as 401(k) matching contributions by the Company. Shares granted as 401(k) matching contributions are voted by the 401(k) Plan Trustee. These numbers include options to acquire 65,833 shares exercisable within 60 days held by the Company’s Vice President of Administration, George C. Zalepa, and 10,700 shares that were granted as 401(k) matching contributions by the Company for the benefit of Mr. Zalepa. Does not include options held by Mr. Zalepa to acquire 116,667 shares not exercisable within 60 days.

(12)
The 4,107,614 shares of Common Stock deemed to be beneficially owned by The Dow Chemical Company consist of (i) 155,724 shares of Series A2-0 Preferred Stock (convertible into 1,316,276 shares of Common Stock as of the Record Date), (ii) 138,500 shares of Series A2-1 Preferred Stock (convertible into 1,247,708 shares of Common Stock as of the Record Date), (iii) 71,429 shares of Series B-1 Preferred Stock (convertible into 1,365,058 shares of Common Stock as of the Record Date), and (iv) immediately exercisable warrants to purchase 178,571 shares of Common Stock. The address of The Dow Chemical Company is 2030 Dow Center, Midland, MI 48674.

(13)
Portside Growth & Opportunity Fund (“Portside”) owns (i) 1,654 shares of Series C2 Preferred Stock (convertible into approximately 1,697,333 shares of Common Stock as of the Record Date), (ii) immediately exercisable warrants to purchase 848,026 shares of Common Stock, (iii) $150,000 principal amount of the Company’s Convertible Debentures Due September 30, 2007 (convertible into 66,667 shares of Common Stock as of the Record Date), and (iv) $1,500,000 principal amount of the New Debentures (convertible into 1,056,338 shares of Common Stock as of the Record Date). The aggregate number of shares of Common Stock underlying the Series C2 Preferred Stock, the warrants, the Convertible Debentures Due September 30, 2007, and the New Debentures held by Portside is 3,668,364 shares, comprising approximately 6.4% of the total outstanding Common Stock, however, under the terms of the Series C2 Preferred Stock, the warrants and the New Debentures, Portside may not convert its shares of Series C2 Preferred Stock, exercise its warrants or convert its New Debentures to the extent any such conversion or exercise would cause Portside, together with its affiliates, to beneficially own shares of Common Stock that would exceed 4.99% of the Company’s outstanding shares of Common Stock following such conversion or exercise. The address for Portside is c/o Ramius Capital Group, LLC, 666 Third Avenue, 26th Floor, New York, NY 10017. Ramius Capital Group, LLC (“Ramius”) is the investment adviser to Portside and consequently has voting control and investment discretion over securities held by Portside. Ramius disclaims beneficial ownership of the shares held by Portside. Peter A. Cohen, Morgan B. Stark, Thomas W. Strauss and Jeffrey M. Solomon are the sole managing members of C4S & Co., LLC, the sole managing member of Ramius. As a result, Messrs. Cohen, Stark, Strauss and Solomon may be considered beneficial owners of any shares deemed to be beneficially owned by Ramius. Messrs. Cohen, Stark, Strauss and Solomon disclaim beneficial ownership of these shares.

(14)
Iroquois Master Fund Ltd. (“Iroquois”) owns (i) 929 shares of Series C2 Preferred Stock (convertible into 953,339 shares of Common Stock as of the Record Date), (ii) immediately exercisable warrants to purchase 450,768 shares of Common Stock, (iii) $1,000,000 principal amount of the New Debentures (convertible into 704,225 shares of Common Stock as of the Record Date), and (iv) 44,050 shares of Common Stock. Under the terms and conditions of the Series C2 Preferred Stock, the warrants and the New Debentures, Iroquois may not convert its shares of Series C2 Preferred Stock, exercise its warrants or convert its New Debentures to the extent that such conversion or exercise would cause Iroquois, together with its affiliates, to beneficially own shares of Common Stock exceeding 4.99% of the Company’s outstanding Common Stock following such conversion or exercise. The address for Iroquois is 641 Lexington Avenue, 26th Floor, New York, NY 10022. Joshua Silverman has voting and investment control of the securities held by Iroquois. Mr. Silverman disclaims beneficial ownership of the shares held by Iroquois.

(15)
JGB Capital L.P. (“JGB”) owns (i) 674 shares of Series C2 Preferred Stock (convertible into 691,658 shares of Common Stock as of the Record Date), (ii) immediately exercisable warrants to purchase 235,855 shares of Common Stock, and (iii) $300,000 principal amount of the New Debentures (convertible into 211,268 shares of Common Stock as of the Record Date). JGB Capital Offshore Ltd. (“JGB Offshore”), an affiliate of JGB, owns (i) immediately exercisable warrants to purchase 30,702 shares of Common Stock, and (ii) $100,000 principal amount of the New Debentures (convertible into 70,423 shares of Common Stock as of the Record Date). Under the terms and conditions of the Series C2 Preferred Stock, the warrants, and the New Debentures, neither JGB nor may JGB Offshore, as applicable, may convert its shares of Series C2 Preferred Stock, exercise its warrants, or convert its New Debentures to the extent that such conversion or exercise would cause JGB or JGB Offshore, as applicable, together with its affiliates, to beneficially own shares of Common Stock exceeding 4.99% of the Company’s outstanding Common Stock following such conversion or exercise. The address for JGB is 660 Madison Avenue, 21st Floor, New York, NY 10021. The address for JGB Offshore is c/o Appleby Corporate Services (Cayman) Limited, Clifton House, 75 Fort Street, Georgetown, Grand Cayman.

(16)
Gemini Master Fund Ltd. (“Gemini”) owns (i) 261 shares of Series C2 Preferred Stock (convertible into 267,838 shares of Common Stock as of the Record Date), (ii) immediately exercisable warrants to purchase 450,768 shares of Common Stock, and (iii) $1,000,000 principal amount of the New Debentures (convertible into 704,226 shares of Common Stock as of the Record Date). Under the terms and conditions of the Series C2 Preferred Stock, the warrants and the New Debentures, Gemini may not convert its shares of Series C2 Preferred Stock, exercise its warrants or convert its New Debentures to the extent that such conversion or exercise would cause Gemini, together with its affiliates, to beneficially own shares of Common Stock exceeding 4.99% of the Company’s outstanding Common Stock following such conversion or exercise. The address for Gemini is c/o Gemini Strategies, LLC, 12220 El Camino Real, Suite 400, San Diego, CA 92130. Gemini Strategies, LLC (“Gemini Strategies”) is the investment adviser to Gemini. The managing members of Gemini Strategies are Messrs. Steven W. Winters and Mr. Richard S. Yakomin. As such, Messrs. Winters and Yakomin may be deemed beneficial owners of the shares held by Gemini. Messrs. Winters and Yakomin, however, disclaim beneficial ownership of such shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers and directors, and persons who beneficially own more than 10% of a registered class of the Company’s equity securities to file reports of initial ownership and reports of changes in ownership with the SEC and furnish the Company with copies of such reports. Based solely on a review of the copies of reports furnished to the Company by its executive officers, directors and persons who beneficially own more than 10% of the Company’s registered equity securities and written representations from the Company’s executive officers and directors, the Company believes that, during the preceding year, all filing requirements applicable to the Company’s executive officers, directors and 10% beneficial owners under Section 16(a) were satisfied.

APPROVAL OF THE COMPANY’S ABILITY TO ISSUE SECURITIES
IN ACCORDANCE WITH THE TERMS
OF THE COMPANY'S PRIVATE PLACEMENT OF
UNSECURED CONVERTIBLE DEBENTURES DUE FEBRUARY 2009

(Proposal 3)

Background

On February 16, 2007, the Company consummated a private placement (“Private Placement”) of $6,000,000 aggregate principal amount of its Unsecured Convertible Debentures Due February 2009 (the “New Debentures”) and warrants (“Warrants”) to purchase an aggregate of 1,824,015 shares of Common Stock (approximately 35% of the number of shares underlying the New Debentures at the initial conversion price) to six institutional accredited investors (the “Buyers”). The terms of the Private Placement are set forth in a Securities Purchase Agreement, the New Debentures, the Warrants, a Registration Rights Agreement and a Voting Agreement (collectively referred to as the “Transaction Documents”). Although a summary description of each Transaction Document is set forth below, the terms of the Private Placement are complex and stockholders who desire a more complete understanding of the Transaction Documents are urged to review the entire text of the Transaction Documents, each of which is attached as an exhibit to the Company’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on February 16, 2007.

The summary of the New Debentures set forth below includes an amendment executed and delivered by the Company and holders of a majority of the New Debentures, effective as of March 16, 2007, permitting payment of certain permitted pari passu indebtedness during an Event of Default. See “Restrictive Covenants – Restricted  Payments” on page 42. The full text of the amendment to the New Debentures is attached as an exhibit to the Company's Current Report on Form 8-K filed with the Securities Exchange Commission on March 19, 2007.

Securities Purchase Agreement

Pursuant to a Securities Purchase Agreement dated February 15, 2007 between the Company and the Buyers (the “Securities Purchase Agreement”), the Company issued to the Buyers, in consideration of the Company’s receipt of $6,000,000 in cash (less $50,000 for the reimbursement of legal fees incurred by one of the Buyers in connection with the Private Placement) (i) $6,000,000 aggregate principal amount of New Debentures and (ii) Warrants to purchase an aggregate of 1,824,105 shares of Common Stock. The Company agreed to use the net proceeds from the Private Placement for working capital and general corporate purposes.

Stockholder Approval

Under the Securities Purchase Agreement, the Company agreed, among other things, to solicit stockholder approval at a special or annual meeting to be held not later than May 31, 2007, of resolutions providing for the Company’s issuance of (i) the New Debentures, (ii) the Warrants, (iii) the shares of Common Stock issuable upon conversion of the New Debentures, (iv) the shares of Common Stock issuable as payment of interest on the New Debentures and (v) the shares of Common Stock issuable upon exercise of the Warrants (together, the “New Debenture Securities”), in each case in accordance with applicable law and the rules and regulations of the NASDAQ Stock Market. The Company also agreed to use its best efforts to solicit stockholder approval of such resolutions and to cause the Board to recommend to the stockholders that the stockholders approve such resolutions.

To the extent that the above referenced resolutions are not approved by the Company’s stockholders, under the terms of the New Debentures, the Company is not required to issue any shares of Common Stock upon conversion of (or as payment of interest on) the New Debentures or upon the exercise of Warrants to the extent that such issuance would cause the Company to violate the NASDAQ Marketplace Rules, which currently limit the issuance of the shares of Common Stock underlying the New Debentures and the Warrants in the absence of stockholder approval to a maximum number equal to 19.99% of the Company’s outstanding shares of Common Stock or voting power as of the date immediately preceding the Private Placement.

Representations and Warranties of the Company

The Securities Purchase Agreement contains representations and warranties by the Company concerning, among other things, its equity capitalization, business and properties. These representations and warranties survive termination of the Securities Purchase Agreement and the Company agreed to indemnify the Buyers for, among other things, losses incurred as a result of the Company’s breach thereof. The Company’s indemnification obligations are not subject to any maximum dollar limitation.

Rights of Holders of New Debentures to Participate in Future Offerings

Until the second anniversary of the effective date of the Company’s Registration Statement (see “Registration Rights Agreement” on page 43) registering the resale of the shares of Common Stock underlying the New Debentures and the Warrants (the “Underlying Shares”), the Company agreed that it would not sell, grant any purchase option, or effect any other disposition of its or its subsidiaries’ equity securities, except certain Excluded Securities (defined under “Conversion Price Adjustments”on page 38), without offering to each Buyer a right to purchase up to its pro rata share (based upon the principal amount of New Debentures purchased pursuant to the Securities Purchase Agreement) of 30% of such offered equity securities.

Most Favored Nations Provisions

For as long as any New Debentures are outstanding, if (i) the Company issues any Permitted Pari Passu Indebtedness (defined under “Events of Default” on page 40) and (ii) any of the terms of such Permitted Pari Passu Indebtedness, individually or in the aggregate, are more beneficial than the terms of the New Debentures (including with respect to warrant coverage), then the New Debentures and the Warrants, as applicable, will be deemed amended and modified in a manner such that the Buyers receive the benefit of those favorable terms.

New Debentures

Maturity

Each New Debenture has a stated maturity date of February 16, 2009, which date may be extended by the holder under certain circumstances or extended by the mutual agreement of the Company and the holder for 30 days (or another mutually agreed upon period) on up to six occasions.

Interest

Interest on the outstanding principal amount of each New Debenture is payable by the Company on a quarterly basis at the prime rate, as published in The Wall Street Journal (currently 8.25% per annum).

Subject to the satisfaction of certain Equity Conditions (as defined below), interest is payable in shares of Common Stock, subject to the Company’s right, upon notice to the holders, to pay interest in cash or in a combination of cash and shares of Common Stock. Interest paid in shares of Common Stock is payable at a per share price equal to the lower of (i) the applicable conversion price under the New Debentures and (ii) 91% of the volume weighted average price of the Common Stock during the five (5) trading days preceding the applicable interest payment date. The Company may not pay interest in shares of Common Stock if the market price of the Common Stock is less than $1.00, unless the holder otherwise consents.

Equity Conditions

The “Equity Conditions” are that:

•
on each day during the period beginning 20 trading days prior to the applicable date of determination and ending on the applicable date of determination (such period, the “Equity Conditions Measuring Period”) the number of authorized but unissued and otherwise unreserved shares of Common Stock is sufficient for the issuance of the applicable Underlying Shares;

•	on each day during the Equity Conditions Period, either:

•	the Registration Statement is effective and available for resale of all of the Underlying Shares in accordance with the Registration Rights Agreement, or

•	all of the Underlying Shares are eligible for resale without restriction and without the need for registration or qualification under applicable securities laws;

•
on each day during the Equity Conditions Measuring Period, the Common Stock is listed on the New York Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or the American Stock Exchange (any of the foregoing, an “Eligible Market”) and is not suspended or delisted from trading and there is no pending or threatened suspension or delisting;

•
any applicable shares of Common Stock to be issued in connection with an event requiring determination of the satisfaction of these Equity Conditions can be issued in full without violating the maximum ownership limit set forth in the New Debentures, the Warrants and any applicable stock market rules and regulations;

•
during the Equity Conditions Measuring Period, there is no Event of Default (defined below) under the New Debentures and no event that with the passage of time and without being cured would constitute an event of default has occurred and not been cured;

•	during the Equity Conditions Measuring Period, no public announcement of a pending, proposed or intended change of control transaction has occurred that has not been consummated;

•
on each day during the Equity Conditions Measurement Period, the Company has timely delivered, as applicable, any shares of Common Stock issuable upon conversion of the New Debentures or upon exercise of the Warrants, in each case in accordance with the Securities Purchase Agreement, the New Debentures and the Warrants;

•	from and after May 31, 2007, the Company has obtained stockholder approval of the issuance of the New Debentures, the accompanying Warrants and the shares of Common Stock issuable thereunder;

•
the Company has no knowledge of any facts not caused by the holders of the New Debentures that would cause the Registration Statement not to be effective in accordance with the Registration Rights Agreement (except for permitted grace periods thereunder) for the resale of the remaining Underlying Shares or any Underlying Shares not to be eligible for resale without limitation under applicable securities laws; and

•	the Company is otherwise in material compliance with and has not materially breached any provision or warranty under any Transaction Document.

Conversion by the Holder

At the Initial Conversion Price. At the election of the holder, the outstanding principal amount under each New Debenture (plus any accrued but unpaid interest) may be converted into shares of Common Stock at an “Initial Conversion Price” of $1.42.

At the Revised Conversion Price. At any time after the earlier of (i) the effective date of the Registration Statement and (ii) June 15, 2007, each holder may elect to convert, subject to the limits described below, the outstanding principal amount under its New Debenture (plus accrued and unpaid interest) into shares of Common Stock at the “Revised Conversion Price,” which is calculated as the lower of (i) the Initial Conversion Price and (ii) 91% of the arithmetic average of the volume weighted average price of the Common Stock for the 10 consecutive trading days preceding the holder’s notice of conversion. The holders of the New Debentures may not convert more than $1,000,000 (and no holder may convert more than its pro rata portion of such amount) of New Debentures at the Revised Conversion Price during any 10 trading day period. In addition, the Company has a one time right, upon notice to all of the holders, to prohibit holder conversions at the Revised Conversion Price for a period not to exceed 20 trading days.

Conversion by the Company

At the Initial Conversion Price. At any time after the first anniversary of the effectiveness of the Registration Statement, the Company may elect to convert, at the Initial Conversion Price, all or any portion of the outstanding principal amount of each New Debenture (plus accrued but unpaid interest) if (i) the closing price of the Common Stock for each of the 15 trading days immediately preceding the Company’s election notice is equal to or greater than 135% of the Initial Conversion Price and (ii) the Equity Conditions are satisfied during such period. The effective date for a conversion by the Company at the Initial Conversion Price must be at least 20 trading days after the Company’s conversion notice but not more than 60 days after such notice. If there is an Equity Conditions failure between the date of the Company’s conversion notice and the effective date of the conversion, the holder may elect to void the conversion.

At the Revised Conversion Price. The Company may elect to convert, at the Revised Conversion Price, up to $500,000 aggregate principal amount of the New Debentures (on a pro rata basis with respect to each holder) if the following conditions are satisfied (the “Forced Conversion Conditions”):

•	The Equity Conditions are satisfied during the five (5) trading day period preceding the Company’s conversion notice;

•	in the event that the closing price of the Common Stock on the date of the conversion notice is $1.00 or greater, such closing price is greater than 109% of the Revised Conversion Price;

•	in the event that the closing price of the Common Stock on the date of the conversion notice is less than $1.00, such closing price is greater than 115% of the Revised Conversion Price; and

•	less than $2,000,000 of the Series C2 Preferred Stock is outstanding at the time of the applicable conversion notice.

The Company may not deliver a conversion notice for a forced conversion at the Revised Conversion Price within 10 trading days of another forced conversion notice at the Revised Conversion Price or within 10 trading days of a conversion notice for a conversion at the Initial Conversion Price as described above.

Limitations on Conversion. No New Debenture may be converted to the extent that it would result in the holder (together with its affiliates) owning more than 4.99% of the outstanding Common Stock. A holder may decrease or increase this maximum percentage up to a maximum percentage of 9.99%. Any such decrease or increase is not effective until 61 days after the delivery of a notice to decrease or increase, as applicable.

In addition, as referenced above, until the Company’s stockholders approve the issuance of the shares of Common Stock underlying the New Debentures and the accompanying Warrants, in each case in accordance with the NASDAQ Marketplace Rules, the Company is not obligated to issue shares of Common Stock upon conversion of any New Debenture or upon exercise of a Warrant if such conversion or exercise would result in the Company issuing a number of shares of Common Stock that exceeds 19.99% of the number of outstanding shares of Common Stock or voting power immediately preceding the closing of the Private Placement.

Conversion Price Adjustments. Except with respect to issuances of certain “Excluded Securities” (defined below), the conversion price under the New Debentures is subject to weighted-average anti-dilution adjustment in the event that the Company issues shares of Common Stock or securities that are convertible, exercisable or exchangeable for shares of Common Stock at a per share price that is lower than the conversion price then in effect under the New Debentures.

“Excluded Securities” include:

•	shares of Common Stock issued in connection with any employee benefit plan which has been approved by the Company’s Board of Directors;

•
shares of Common Stock issued upon exercise of any rights, warrants or options to subscribe for or purchase Common Stock or securities convertible into shares of Common Stock outstanding as of the date immediately preceding the Securities Purchase Agreement, provided that any such issuance is made in accordance with the terms of such rights, warrants or options;

•
shares of Common Stock sold for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination the primary purpose of which is not to raise equity capital;

•
shares of Common Stock issued to any entity which is or will be, itself or through its subsidiaries or affiliates, an operating company in a business related to or in a combination with the business of the Company and in which the Company receives material benefits in addition to the investment of funds;

•	up to 500,000 shares of Common Stock issued pursuant to any equipment leasing arrangement;

•
shares of Common Stock issued to pay all or a portion of any investment banking, finders or similar fee or commission, in each case at a price not less than the market price of the Common Stock on the date of such issuance and which is not subject to any adjustments other than on account of stock splits and reverse stock splits;

•	shares of Common Stock issued in a bona fide public offering resulting in gross proceeds of $10,000,000;

•	shares of Common Stock issued following an adjustment to the Conversion Price under the New Debentures;

•	shares of Common Stock issued upon conversion of the Series C2 Preferred Stock; and

•	shares of Common Stock issued upon conversion of the New Debentures or upon exercise of the Warrants.

Events of Default

Any one of the following events is an “Event of Default” under the New Debentures:

•	any default in the payment of any amount due under the New Debentures or the payment of liquidated damages under the Registration Rights Agreement;

•	any bankruptcy event;

•
the delisting or suspension from listing of the Common Stock on an Eligible Market for more than five (5) consecutive trading days or more than an aggregate of 10 trading days during any 365 day period;

•	the Company’s failure to deliver the applicable Underlying Shares prior to the fifth business day after the applicable conversion date;

•	the Company’s failure to have a sufficient number of authorized and unreserved shares of Common Stock for issuance upon conversion of the New Debentures;

•
while the Company is required to maintain the effectiveness of the Registration Statement under the Registration Rights Agreement, such effectiveness lapses for any reason or the holder is not permitted to resell shares thereunder, in either case for more than seven consecutive trading days or an aggregate of 20 trading days;

•	any breach by the Company of certain restrictive covenants described in the New Debentures (summarized under “Restrictive Covenants” on page 42);

•
the Company’s breach of any representation or warranty or the Company’s default in the timely performance of any covenant or obligation under the Transaction Documents (unless such default is curable and is cured within 10 trading days);

•
the failure of the Company to file the Registration Statement required under the Registration Rights Agreement within 60 days after the filing deadline set forth therein or the failure of such Registration Statement to become effective on or prior to the date that is 60 days after the applicable effectiveness deadline under the Registration Rights Agreement;

•
the default by the Company or any subsidiary in any obligation under (1) any debenture, mortgage, credit agreement, credit facility, indenture agreement, factoring agreement or other instrument relating to indebtedness exceeding $250,000 (other than Permitted Pari Passu Indebtedness, as defined below) or (2) Permitted Pari Passu Indebtedness in any amount;

•	a final judgment for the payment of money in excess of $250,000 is rendered against the Company or any subsidiary of the Company which is not discharged within 60 days; or

•	the occurrence of an event of default under any other New Debenture.

“Permitted Pari Passu Indebtedness” means indebtedness of the Company or any subsidiary that is pari passu in right of payment to the indebtedness evidenced by the New Debentures and which does not provide at any time (other than upon acceleration following the occurrence of an event of default or upon refinancing in accordance with the terms of the New Debentures) for repayment until at least 91 days after the maturity date of the New Debentures and does not at any time have an aggregate outstanding amount in excess of $10,000,000.

Assumption by Successor.

The New Debentures provide that the Company will not enter into or be a party to a “fundamental transaction” (which includes a merger or consolidation of the Company, a sale of more than 50% of the Company’s outstanding shares of Common Stock and a sale of all or substantially all of the Company’s assets), unless the successor entity assumes in writing all of the Company’s obligations under the New Debentures. The New Debentures also provide that the Company make appropriate provision so that after giving effect to a fundamental transaction, the holder has the right to receive, upon conversion of the New Debenture, such securities or other assets received by the holders of Common Stock in such amounts as the holder would have been entitled to receive had such holder converted the New Debenture immediately prior to such fundamental transaction.

Participation.

The holders of the New Debentures are entitled to receive such dividends paid and distributions made to the holders of Common Stock to the same extent as if such holders had converted their New Debentures into Common Stock as of the record date for such dividends and distributions.

Notice of Events.

The Company is required to give the holders advance written notice of certain corporate events at least 20 calendar days prior to the record date for such events.

Redemption

Redemption upon an Event of Default. Upon an event of default, a holder has the right to require the Company to redeem its New Debenture at a price equal to the greater of (i) 120% of the outstanding principal amount under the New Debenture, plus accrued and unpaid interest and (ii) an amount equal to the product of (A) the outstanding principal amount under the New Debentures divided by the then applicable Conversion Price multiplied by (B) the closing price of the Common Stock on (x) the date of the Event of Default, (y) the date the redemption price is paid in full or (z) the date immediately following the Event of Default, whichever is greater. If the Event of Default is a bankruptcy event, the amount under clause (i) above is 100% of the outstanding principal amount under the New Debenture, plus accrued and unpaid interest.

Redemption upon a Change of Control. During the period commencing on a holder’s receipt of the Company’s notice of a change of control and ending on the 20th trading day after such change of control, such holder may require the Company to redeem such holder’s New Debenture at a price equal to the sum of:

(I) the greater of

(i) the product of (x) the principal amount of the Convertible Debentures to be redeemed plus accrued and unpaid interest thereon and (y) the quotient determined by dividing (A) the greater of (1) the closing price of the Common Stock immediately preceding the commencement of the change of control, (2) the closing price of the Common Stock immediately following the public announcement of the change of control and (3) the closing price of the Common Stock immediately prior to the public announcement of the change of control by (B) the conversion price, and

(ii) 120% of the principal amount of the Convertible Debentures to be redeemed plus all accrued and unpaid interest thereon; plus

(II) all other amounts, costs, expenses and liquidated damages due in respect of such Convertible Debentures.

Redemption if Series C2 Preferred Stock is Outstanding as of March 31, 2008. If any shares of the Series C2 Preferred Stock are outstanding as of March 31, 2008, any holder of a New Debenture may require the Company to redeem all or any portion of the outstanding principal amount of its New Debenture at a price equal to the sum of (i) such outstanding principal amount, (ii) all accrued and unpaid interest thereon and (iii) all other amounts, costs, expenses and liquidated damages due in respect of such New Debenture.

Restrictive Covenants

Indebtedness. As long as the New Debentures are outstanding, the Company may not and may not permit any of its subsidiaries to, incur any indebtedness except for indebtedness under the New Debentures and “Permitted Indebtedness.”

“Permitted Indebtedness” means (i) unsecured indebtedness that is subordinate to the indebtedness evidenced by the New Debentures that (1) does not provide for payment prior to 91 days after the maturity date of the New Debentures and (2) does not require payment of a rate of interest that exceeds the interest rate under the New Debentures, (ii) indebtedness of the Company and any subsidiary of the Company that existed on the closing date of the Private Placement and that was disclosed in the disclosure schedules to the Securities Purchase Agreement, (iii) indebtedness secured by permitted liens (as defined in the New Debentures), (iv) Permitted Pari Passu Indebtedness (defined under “Events of Default” on page 39), (v) indebtedness under each New Debenture and (vi) extensions, refinancings and renewals of the foregoing, provided, that, the principal amount of such indebtedness is not increased and the terms of such indebtedness are not modified to impose more burdensome terms upon the Company.

Existence of Liens. Neither the Company nor its subsidiaries may permit any lien upon any of its property or assets except for “permitted liens” (which includes, among other things, liens securing indebtedness incurred in connection with the financing and/or consummation of any strategic transaction by the Company or any subsidiary, but only if and to the extent that the closing sale price of the Common Stock exceeds 150% of the Initial Conversion Price at such time and provided that such lien only secures the equity or assets being acquired).

Restricted Payments. The Company may not redeem or make any repayment of all or any portion of Permitted Indebtedness during an Event of Default under the New Debentures or if such payment would cause such an Event of Default; provided, however, that the Company may make interest and principal payments in respect of Permitted Pari Passu Indebtedness so long as such payments are treated as if such Permitted Pari Passu Indebtedness was a New Debenture (i.e. such payment is made on a pro rata basis with payments on the New Debentures in proportion to the outstanding principal amounts of such Permitted Pari Passu Indebtedness and the New Debentures).

Restriction on Redemption and Cash Dividends. The Company may not redeem or pay any cash dividend on its capital stock without the express written consent of holders of a majority of the outstanding principal amount of the New Debentures, except with respect to the Company’s obligations under its Unsecured Convertible Debentures Due September 2007, the Series A2 Preferred Stock, the Series B Preferred Stock and the Series C2 Preferred Stock.

Cash and Unsecured Indebtedness Ratio. The Company is required to maintain a cash to unsecured indebtedness ratio of at least 0.8 to 1.0 while the New Debentures are outstanding.

Warrants

The Warrants have a three year term and each Warrant is exercisable for a number of shares of Common Stock (“Warrant Shares”) equal to approximately 35% of the number of shares of Common Stock underlying the New Debentures at a per share exercise price equal to $1.14, which exercise price is payable in cash except as set forth below. If a Registration Statement covering the resale of Warrant Shares is not in effect, the holder may, in its discretion, exercise such holder’s Warrant in whole or in part through a cashless exercise in which the holder will be issued a net number of Warrant Shares based on the relationship of the exercise price to the market price at the time of exercise.

The exercise price of the Warrants contains the same antidilution price adjustment provisions as the New Debentures. In addition, the Warrants contain the same limitations on exercise as are described above under “New Debentures - Limitations on Conversion” on page 38.

During the 90 day period following the Company’s consummation of a fundamental transaction, a holder of a Warrant has the right to require the Company to purchase the Warrant from the holder at a price equal to the Black Scholes value (as such term is defined in the Warrant).

Registration Rights Agreement

The Registration Rights Agreement provides for the registration of the resale of (i) shares of Common Stock issuable upon conversion of the New Debentures, (ii) the Warrant Shares issued or issuable upon exercise of the Warrants, (iii) any shares of Common Stock issued or issuable with respect to interest payable under the New Debentures and (iv) any shares of Common Stock issued or issuable with respect to any of the foregoing following a stock split, stock dividend, recapitalization, exchange or similar event (the “Registrable Securities”).

Pursuant to the Registration Rights Agreement, the Company is required to prepare and file with the SEC, as soon as practicable but in no event later than 45 days after the closing date of the Private Placement, a registration statement registering the Registrable Securities for resale (the “Registration Statement”), and to use its best efforts to cause the Registration Statement to be declared effective by the SEC as soon as practicable, but in no event later than 90 days after the closing date.

If (i) the Company fails to file the Registration Statement prior to the filing deadline, (ii) the Company fails to cause the Registration Statement to be declared effective on or before the 120th day after the closing date or (iii) after the Registration Statement is declared effective by the SEC, resales of the Registrable Securities included therein cannot be made for more than five business days pursuant to such Registration Statement (other than during an allowable grace period), the Company will be required to pay to each holder of Registrable Securities relating to such Registration Statement an amount in cash equal to 1.5% of the aggregate purchase price of such holder’s New Debenture for each 30-day period until such failure is cured, except if such failure is the result of the failure of such holder to provide the Company with information reasonably requested by the Company and necessary to complete, amend or supplement the Registration Statement or the result of the Buyer’s legal counsel to provide timely comments or objections to the Registration Statement.

All reasonable expenses, other than underwriting discounts and commissions and as set forth below, incurred in connection with registrations, filings or qualifications pursuant to the Registration Rights Agreement are to be paid by the Company. The Company also agreed to reimburse the holders of Registrable Securities for the fees and disbursements of legal counsel in connection with registration, filing or qualification pursuant to the Registration Rights Agreement which amount shall be limited to $10,000 in the aggregate.

Pursuant to the Registration Rights Agreement, the Company agreed to indemnify each Buyer from and against any liabilities arising out of material misstatements or omissions set forth in the Registration Statement or any prospectus included therein, subject to customary exceptions.

Voting Agreement

In order to induce the Buyers to enter into the Securities Purchase Agreement, certain stockholders of the Company entered into a Voting Agreement with the Company whereby each such stockholder agreed that, at any special or annual meeting of the stockholders of the Company, and in any action by written consent of the Company’s stockholders, in each case for the purpose of considering and approving the Company’s issuance of all of the shares of Common Stock issued and issuable upon conversion of the New Debentures and upon exercise of the Warrants and as otherwise described in the Transaction Documents in accordance with applicable law and the Nasdaq Marketplace Rules, such stockholder will vote the Common Stock owned by such stockholder, any shares of Common Stock issuable upon the exercise of any options owned by such stockholder (to the extent any such options have been exercised) and any other securities held by such stockholder in favor of Proposal 3.

As of the Record Date, the Company stockholders who are parties to the Voting Agreement beneficially owned Common Stock representing approximately 9.6% of the Company’s outstanding voting power with respect to Proposal 3.

Impact on Existing Stockholders

As disclosed elsewhere in this Proxy Statement, the aggregate number of shares issuable under the New Debentures and the Warrants is not determinable at this time. However, assuming approval by the Company’s stockholders of Proposal No. 3 at the Annual Meeting, the aggregate number of shares of Common Stock underlying the New Debentures (including shares issued as interest payments at $0.87 per share (91% of the volume weighted average price of the Common Stock for the five days preceding the Record Date) and assuming conversions at the Initial Conversion Price of $1.42) and underlying the Warrants will be 7,219,991 representing approximately 13.5% of the Company’s outstanding shares of Common Stock on the Record Date.

Accordingly, if the Company issues all of the shares of Common Stock (i) issuable as payment of interest on the New Debentures, (ii) issuable upon conversion of the New Debentures, and (iii) issuable upon exercise of the Warrants, there will be a significant dilutive effect on the ownership interests and voting rights of the Company’s existing stockholders. In addition, the terms of the New Debentures contain restrictions on the Company’s incurrence of indebtedness and contain provisions relating to fundamental transactions which could discourage a potential acquirer from proceeding with an acquisition of the Company that might otherwise be favored by the Company’s stockholders.

If the Company sells additional shares of Common Stock in the future and such shares are not Excluded Securities (as defined above), the Conversion Price of the New Debentures may be reduced pursuant to the weighted-average antidilution provisions set forth in the New Debentures. Such an adjustment would entitle the holders of the New Debentures to receive additional shares of Common Stock upon conversion which would further dilute the ownership interests and voting rights of the Company’s existing stockholders.

Reasons for Seeking Stockholder Approval

Under the Securities Purchase Agreement, the Company agreed to obtain stockholder approval of the issuance of the New Debenture Securities in accordance with applicable laws and the rules and regulations of the NASDAQ Stock Market. Under the Transaction Documents, the issuance of the New Debentures could result in the Company issuing a number of shares of Common Stock that is equal to, or in excess of 20% or more of the outstanding shares of the Company’s outstanding Common Stock or voting power as of the date immediately preceding the Private Placement. Section 4350(i)(D) of the Marketplace Rules of the NASD generally requires that the Company’s stockholders consent to any nonpublic sale, issuance or potential issuance by the Company of Common Stock (or securities convertible into or exercisable for Common Stock) at a price less than the greater of book or market value of such securities (on an as-converted basis) which equals 20% or more of the Common Stock or voting power of the Company outstanding before such transaction. As of the date immediately preceding the Private Placement and as of the date hereof, the number of shares of Common Stock issuable under the Transaction Documents is indeterminable. Depending on (i) whether the Company pays interest on the New Debentures in shares of Common Stock, (ii) the amount of New Debentures that are converted into shares of Common Stock, (iii) the amount of the Conversion Price as of the date of any conversion of New Debentures, (iv) the extent of any downward adjustment to the Conversion Price, (v) the number of Warrants that are exercised, and (vi) any downward adjustment to the exercise price of the Warrants, the Company might issue an aggregate number of shares of Common Stock under the Transaction Documents that is equal to 20% or more of the Common Stock or voting power of the Company as of the date immediately preceding the Private Placement. Accordingly, the Company is seeking stockholder approval of Proposal 3 to comply with the Securities Purchase Agreement and NASDAQ Marketplace Rule 4350(i)(D).

The vote by the stockholders in favor of this Proposal 3 will allow the Company to issue any shares to the holders of the New Debentures and the Warrants pursuant to the Securities Purchase Agreement and the other Transaction Documents even to the extent that such issuance is equal to 20% or more of the outstanding voting stock of the Company as of the date immediately preceding the Private Placement.

Effects if Proposal 3 is Not Approved

If, despite the Company’s best efforts to solicit such approvals, the Company’s stockholders do not approve Proposal 3 at the Annual Meeting, the Securities Purchase Agreement provides that the Company shall either (i) cause an additional stockholder meeting to be held every six (6) months after the Annual Meeting until such approval is obtained or (ii) cause one additional stockholders meeting to be held within six (6) months after the Annual Meeting seeking such approval. In addition, to the extent Proposal 3 is not approved, the Equity Conditions under the New Debentures will not be satisfied and the Company would be required to pay interest on the New Debentures in cash.

Recommendation of the Board of Directors on Proposal 3

The Board of Directors of the Company believes that it is in the best interests of the Company and its stockholders to approve the issuance of securities in accordance with the Private Placement, even if such issuance, on an as-converted, as-exercised basis, is equal to 20% or more of the outstanding voting stock of the Company as of the date immediately preceding the Private Placement. The Board of Directors of the Company believes that approval of this Proposal 3 is in the best interests of the Company and its stockholders as the Private Placement has provided the Company with equity financing and working capital needed to fund the Company’s product development and commercialization plans.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
APPROVAL OF THE COMPANY’S ABILITY TO ISSUE SECURITIES IN ACCORDANCE WITH
THE TERMS OF THE COMPANY'S PRIVATE PLACEMENT OF UNSECURED CONVERTIBLE
DEBENTURES DUE FEBRUARY 2009

Financial Information

The SEC allows the Company to “incorporate by reference” information into this Proxy Statement, which means that the Company can disclose important information by referring the reader to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Proxy Statement, except for any information superseded by information in this Proxy Statement and information the Company files later with the SEC that will automatically update and supersede such information. This Proxy Statement incorporates by reference the portions of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (the “2006 Form 10-K”) referenced below.

•	Item 8, Financial Statements and Supplementary Data;

•	Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operation;

•	Item 7A Quantitative and Qualitative Disclosure About Market Risk.

All of the information disclosed under the foregoing items in the 2006 Form 10-K are included in the Company’s 2006 Annual Report to Stockholders, a copy of which is being mailed together with this Proxy Statement.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

Any proposal or proposals by a stockholder intended to be included in the Company’s proxy statement and form of proxy relating to the 2008 annual meeting of stockholders must be received by the Company no later than December 6, 2007, pursuant to the proxy solicitation rules of the SEC. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to the 2008 Annual Meeting of Stockholders any stockholder proposal that may be omitted from the Company’s proxy materials pursuant to applicable regulations of the SEC in effect at the time such proposal is received.

OTHER MATTERS

The Board of Directors of the Company does not know of any other matters to be presented for a vote at the Annual Meeting. If, however, any other matter should properly come before the Annual Meeting or any adjournment thereof, the persons named in the accompanying proxy will vote such proxy in accordance with their best judgment.

By Order of the Board of Directors

Eatontown, New Jersey

March 30, 2007

A COPY OF THE ANNUAL REPORT TO STOCKHOLDERS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2006 ACCOMPANIES THIS PROXY STATEMENT. THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2006, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE AT WWW.SEC.GOV, WWW.MILLENNIUMCELL.COM OR UPON WRITTEN REQUEST ADDRESSED TO THE CHIEF FINANCIAL OFFICER, MILLENNIUM CELL INC., ONE INDUSTRIAL WAY WEST, EATONTOWN, NEW JERSEY 07724. THE COMPANY WILL PROVIDE COPIES OF THE EXHIBITS TO THE FORM 10-K UPON PAYMENT OF A REASONABLE FEE.

MILLENNIUM CELL INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints John D. Giolli and George C. Zalepa, with full power of substitution, as proxy to represent and vote all shares of Common Stock, Series A2-0 Convertible Preferred Stock, Series A2-1 Convertible Preferred Stock, Series B-1 Convertible Preferred Stock and Series C2 Convertible Preferred Stock of Millennium Cell Inc. (the “Corporation”), that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Corporation to be held on May 3, 2007, at 9:00 a.m. Eastern Daylight Time, upon the matters set forth in the Notice of Annual Meeting of Stockholders, a copy of which has been received by the undersigned. Each share of Common Stock is entitled to one vote, each share of Series A2-0 Convertible Preferred Stock is entitled to 10 votes, each share of Series A2-1 Convertible Preferred Stock is entitled to 10 votes, each share of Series B-1 Convertible Preferred Stock is entitled to 10 votes and each share of Series C2 Convertible Preferred Stock is entitled to 500 votes. The proxies are authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournments or postponements thereof. Each of Items 1, 2 and 3 is proposed by the Corporation.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES SET FORTH BELOW AS DIRECTORS, FOR THE APPROVAL OF ERNST & YOUNG LLP AS THE CORPORATION’S INDEPENDENT AUDITORS, AND FOR THE APPROVAL OF THE COMPANY'S ABILITY TO ISSUE SECURITIES IN ACCORDANCE WITH THE TERMS OF THE COMPANY'S PRIVATE PLACEMENT OF THE COMPANY’S UNSECURED CONVERTIBLE DEBENTURES DUE FEBRUARY 2009, IN EACH CASE AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

You can vote your shares by completing and returning a proxy card or, if you hold your shares in street name, a voting instruction form. Most stockholders can also vote over the Internet or by telephone. If Internet and telephone voting are available to you, you can find voting instructions in the materials accompanying this proxy statement.

Proposal Number 1 - Election of Directors to serve until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified, or until their earlier resignation or removal.

FOR ALL NOMINEES listed below (except as marked to the contrary below): ☐	WITHHOLD AUTHORITY to vote for all nominees listed below: ☐

(INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), strike a line through the nominee’s name in the list below.)

Nominees:	G. Chris Andersen, Kenneth R. Baker, L.J. Evans, Jr. Hideo Ito, Alexander MacLachlan, Peter A. McGuigan, Zoltan Merszei, H. David Ramm and James L. Rawlings.

Proposal Number 2 - Approval of Ernst & Young LLP as the Corporation’s independent auditors for the fiscal year ending December 31, 2007.

FOR ☐     AGAINST ☐               ABSTAIN ☐

Proposal Number 3 - Approval of the Corporation’s ability to issue securities in accordance with the terms of the Company's private placement of its Unsecured Debentures Due February 2009, in each case as further described in the accompanying proxy statement.

FOR ☐                  AGAINST ☐               ABSTAIN ☐

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting, Proxy Statement and Annual Report of Millennium Cell Inc.

Signature of Stockholder Date

Signature of Stockholder Date

PLEASE SIGN THIS PROXY EXACTLY AS YOUR NAME OR NAMES APPEAR ON THE BOOKS OF THE CORPORATION. JOINT OWNERS SHOULD EACH SIGN PERSONALLY. ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN MUST GIVE FULL TITLE AS SUCH. IF A CORPORATION OR PARTNERSHIP, THE SIGNATURE SHOULD BE THAT OF AN AUTHORIZED PERSON WHO SHOULD STATE HIS OR HER TITLE.

Appendix A

MILLENNIUM CELL INC.

NOMINATING/CORPORATE GOVERNANCE
COMMITTEE OF THE BOARD OF DIRECTORS
CHARTER

I.	PURPOSE

The Nominating/Corporate Governance Committee (the “Committee”) shall provide assistance to the Board of Directors in fulfilling its responsibility to the stockholders, potential stockholders and investment community by:

A.
Identifying individuals qualified to become directors and selecting, or recommending that the Board of Directors select, the candidates for all directorships to be filled by the Board of Directors or by the stockholders;

B.	Developing and recommending to the Board of Directors a set of corporate governance principles applicable to the corporation;

C.	Otherwise taking a leadership role in shaping the corporate governance of the corporation; and

D.	Overseeing the evaluation of, at least annually, the Board of Directors.

II.	STRUCTURE AND OPERATIONS

Composition and Qualifications

The Committee shall be comprised of three members of the Board of Directors, each of whom is determined by the Board of Directors to be “independent” in accordance with the rules of the NASDAQ Marketplace Rules.

Appointment and Removal

The members of the Committee shall consist of (i) the chairman of the Executive Committee of the Board of Directors, (ii) the chairman of the Audit Committee of the Board of Directors, and (iii) the Chairman of the Compensation Committee of the Board of Directors, provided, however, that each of the foregoing members must be “independent” in accordance with the NASDAQ Marketplace Rules. Each member of the Committee shall serve until such member’s successor is duly elected and qualified or until such member’s earlier resignation or removal. The members of the Committee may be removed, with or without cause, by a majority vote of the Board of Directors.

Chairman

Unless a Chairman is elected by the full Board of Directors, the members of the Committee shall designate a Chairman by majority vote of the full Committee. The Chairman shall be entitled to cast a vote to resolve any ties. The Chairman shall chair all regular sessions of the Committee and set the agendas for Committee meetings.

Delegation to Subcommittees

In fulfilling its responsibilities, the Committee shall be entitled to delegate any or all of its responsibilities to a subcommittee of the Committee.

III.	MEETINGS

The Committee shall meet at least once annually, or more frequently as circumstances dictate. The Chairman of the Board of Directors or any member of the Committee may call meetings of the Committee. All meetings of the Committee may be held telephonically.

All non-management directors that are not members of the Committee may attend meetings of the Committee but may not vote. Additionally, the Committee may invite to its meetings any director, member of management of the corporation and such other persons as it deems appropriate in order to carry out its responsibilities. The Committee may also exclude from its meetings any person, except members of the Nominating and Corporate Governance Committee, it deems appropriate in order to carry out its responsibilities.

IV.	RESPONSIBILITIES AND DUTIES

The following functions shall be the common recurring activities of the Committee in carrying out its responsibilities outlined in Section I of this Charter. These functions should serve as a guide with the understanding that the Committee may carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal or other conditions. The Committee shall also carry out any other responsibilities and duties delegated to it by the Board of Directors from time to time related to the purposes of the Committee as outlined in Section I of this Charter.

The Committee, in discharging its oversight role, is empowered to study or investigate any matter of interest or concern that the Committee deems appropriate and shall have the sole authority to retain and terminate outside counsel or other experts for this purpose, including the authority to approve the fees payable to such counsel or experts and any other terms of retention. The Committee also shall have sole authority to retain and to terminate any search firm to be used to assist it in identifying candidates to serve as directors of the corporation, including sole authority to approve the fees payable to such search firm and any other terms of retention.

Board Selection, Composition and Evaluation

1.	Establish criteria for the selection of new directors to serve on the Board of Directors.

2.
Identify individuals believed to be qualified as candidates to serve on the Board of Directors and select, or recommend that the Board of Directors select, the candidates for all directorships to be filled by the Board of Directors or by the stockholders at an annual or special meeting. In identifying candidates for membership on the Board of Directors, the Committee shall take into account all factors it considers appropriate, which may include (a) ensuring that the Board of Directors, as a whole, is diverse and consists of individuals with various and relevant career experience, relevant technical skills, industry knowledge and experience, financial expertise (including expertise that could qualify a director as an “audit committee financial expert,” as that term is defined by the rules of the SEC), local or community ties and (b) minimum individual qualifications, including strength of character, mature judgment, familiarity with the company’s business and industry, independence of thought and an ability to work collegially. The Committee also may consider the extent to which the candidate would fill a present need on the Board of Directors.

3.
Review and make recommendations to the full Board of Directors, or determine whether members of the Board of Directors should stand for re-election and consider matters relating to the retirement of members of the Board of Directors, including term limits or age limits.

4.
Evaluate candidates for nomination to the Board of Directors, including those recommend by stockholders. In that connection, the Committee shall adopt procedures for the submission of recommendations by stockholders as it deems appropriate.

5.	Conduct all necessary and appropriate inquiries into the backgrounds and qualifications of possible candidates.

6.
Consider questions of independence and possible conflicts of interest of members of the Board of Directors and executive officers, and whether a candidate has special interests or a specific agenda that would impair his or her ability to effectively represent the interests of all stockholders.

7.
Review and make recommendations, as the Committee deems appropriate, regarding the composition and size of the Board of Directors in order to ensure the Board of Directors has the requisite expertise and its membership consists of persons with sufficiently diverse and independent backgrounds.

8.	Oversee evaluation of, at least annually and as circumstances otherwise dictate, the Board of Directors and management.

Committee Selection, Composition and Evaluation

9.
Recommend members of the Board of Directors to serve on the committees of the Board of Directors, giving consideration to the criteria for service on each committee as set forth in the charter for such committee, as well as to any other factors the Committee deems relevant, and where appropriate, make recommendations regarding the removal of any member of any committee.

10.	Recommend members of the Board of Directors to serve as the Chair of the committees of the Board of Directors.

11.
Establish, monitor the performance and recommend the purpose, structure and operations of the various committees of the Board of Directors, the qualifications and criteria for membership on each committee of the Board of Directors and, as circumstances dictate, make any recommendations regarding periodic rotation of directors among the committees and impose any term limitations of service on any committee of the Board of Directors.

12.
Periodically review the charter, composition and performance of each committee of the Board of Directors and make recommendations to the Board of Directors for the creation of additional committees or the elimination of the committees of the Board of Directors.

Corporate Governance

13.
Review the adequacy of the certificate of incorporation and bylaws of the corporation and recommend to the Board of Directors, as conditions dictate, that it propose amendments to the certificate of incorporation and bylaws for consideration by the stockholders, to the extent required.

14.
Develop and recommend to the Board of Directors a set of corporate governance principles and keep abreast of developments with regard to corporate governance to enable the Committee to make recommendations to the Board of Directors in light of such developments as may be appropriate.

15.	Review policies relating to meetings of the Board of Directors. This may include meeting schedules and locations, meeting agendas and procedures for delivery of materials in advance of meetings.

Reports

16.
Report regularly to the Board of Directors (i) following meetings of the Committee, (ii) with respect to such other matters as are relevant to the Committee’s discharge of its responsibilities and (iii) with respect to such recommendations as the Committee may deem appropriate. The report to the Board of Directors may take the form of an oral report by the Chairman or any other member of the Committee designated by the Committee to make such report.

17.	Maintain minutes or other records of meetings and activities of the Committee.

V.	ANNUAL PERFORMANCE EVALUATION

The Committee shall perform a review and evaluation, at least annually, of the performance of the Committee and its members, including by reviewing the compliance of the Committee with this Charter. In addition, the Committee shall review and reassess, at least annually, the adequacy of this Charter and recommend to the Board of Directors any improvements to this Charter that the Committee considers necessary or valuable. The Committee shall conduct such evaluations and reviews in such manner as it deems appropriate.

Appendix B

MILLENNIUM CELL INC

AMENDED AND RESTATED AUDIT COMMITTEE CHARTER

This document represents the amended and restated charter of the Audit Committee of the Board of Directors of Millennium Cell, Inc., a Delaware corporation (the “Company”). It has been amended and restated to comply with the provisions of the Sarbanes-Oxley Act of 2002 and the revised NASDAQ listing and corporate governance standards. It was approved by the Audit Committee and Board of Directors on December 4, 2003.

ORGANIZATION

This charter governs the operations of the audit committee (“committee”). The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors if any changes are proposed to be made to the charter. Each member of the committee shall be independent pursuant to the independence standards under Section 10A(m) of the Securities Exchange Act of 1934, as amended, and NASDAQ’s rules and regulations and sufficiently financially literate to understand financial statements (including a balance sheet, income statement and cash flow statement) to enable him or her to discharge the responsibilities of a committee member. One member of the committee shall have such experience to qualify as an “audit committee financial expert” as defined under the rules and regulations of the Securities and Exchange Commission and NASDAQ requirements.

Each member of the committee shall be subject to annual re-election and may be removed by the Board at any time. A Chairman of the committee shall be elected annually.

MEETINGS

The committee shall meet at least four times each year, or more frequently as it deems necessary to fulfill its responsibilities, and may form and delegate authority to subcommittees comprised of committee members. Meetings of the committee may be called by the Chairman of the committee, Chairman of the Board of Directors of the Company, or President and Chief Executive Officer of the Company, in accordance with the procedures in the Company’s By-Laws. To foster open communication, (a) the committee shall meet quarterly with the independent auditors and management to review the Company’s financial statements, and (b) the committee shall also meet annually, or more frequently as it deems appropriate, with management, including the chief financial officer and corporate controller, and independent auditors, in separate executive sessions to discuss any matters that any of these groups believes should be addressed. The committee shall report its activities to the Board at each Board meeting.

PURPOSE

The purpose of the committee shall be to assist the Board of Directors in fulfilling its oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to: the integrity of the Company’s financial statements; the financial reporting process; the systems of internal accounting and financial controls; the performance of the Company’s internal audit function and independent auditors; the independent auditors’ qualifications and independence; and the Company’s compliance with the Company’s Code of Conduct, ethics policies and legal regulatory requirements. The committee shall also evaluate and approve or disapprove related party transactions involving officers and directors of the Company pursuant to NASDAQ rules. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, the internal auditors, and management of the Company.

In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the authority to engage independent counsel and other advisers as it determines necessary to carry out its duties.

DUTIES AND RESPONSIBILITIES

The primary responsibility of the committee is to oversee the Company’s financial reporting process on behalf of the Board of Directors and report the results of their activities to the Board. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements.

The committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior. The following shall be the principal duties and responsibilities of the committee. These are set forth as a guide with the understanding that the committee may supplement them as appropriate.

The committee shall be directly responsible for the appointment, retention, and termination of the independent auditors (subject, if applicable, to shareholder ratification), and the independent auditors must report directly to the committee. The committee also shall be directly responsible for the oversight of the work of the independent auditors, including resolution of disagreements between management and the auditor regarding financial reporting. The committee shall pre-approve all audit and non-audit services provided by the independent auditors and shall not engage the independent auditors to perform the specific non-audit services proscribed by law or regulation. The committee may delegate pre-approval authority to a member of the committee. The decisions of any committee member to whom pre-approval authority is delegated must be presented to the full committee at its next scheduled meeting. In the event that any related party transaction is not evaluated by the Compensation Committee pursuant to Nasdaq Marketplace Rule 4350(h), the committee shall evaluate, approve or disapprove such transaction in accordance with such Rule.

At least annually, the committee shall obtain and review a report by the independent auditors describing:

•	The independent auditor’s internal quality control procedures.

•
Any material issues raised by the most recent internal quality control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, representing one or more independent audits carried out by the independent auditor, and any steps taken to deal with any such issues.

•	All relationships between the independent auditor and the Company (to assess the auditor’s independence).

In addition, the committee shall set clear hiring policies for employees or former employees of the independent auditors that meet SEC and NASDAQ rules and regulations.

The committee shall discuss with the Company’s management, finance department members, internal auditors and the independent auditors the overall scope and plans for their respective audits, including the adequacy of staffing and compensation. Also, the committee shall discuss with management, finance department members, the Company’s internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company’s policies and procedures to assess, monitor, and manage business risk, and legal and ethical compliance programs (e.g., Company’s Code of Conduct).

The committee shall meet separately periodically with management, the internal auditors, and the independent auditors to discuss issues and concerns warranting committee attention. The committee shall provide sufficient opportunity for the Company’s internal auditors and the independent auditors to meet privately with the members of the committee. The committee shall review with the Company’s independent auditor any audit problems or difficulties and management’s response.

The committee shall receive a report from the independent auditor, prior to the filing of its audit report with the SEC, on all critical accounting policies and practices of the Company, all material alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, including the ramifications of the use of such alternative treatments and disclosures and the treatment preferred by the independent auditor, and other material written communications between the independent auditor and management.

The committee shall review management’s assertion on its assessment of the effectiveness of internal controls as of the end of the most recent fiscal year and the independent auditors’ report on management’s assertion.

The committee shall review and discuss earnings press releases, as well as financial information and earnings guidance, if any, provided to analysts and rating agencies (if applicable).

The committee shall review the interim financial statements and disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations with management and the independent auditors prior to the filing of each of the Company’s Quarterly Reports on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

The committee shall review with management and the independent auditors the financial statements and disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations to be included in the Company’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

The committee shall establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees, officers and directors of the Company of concerns regarding questionable accounting or auditing matters. These procedures shall be consistent with the Company’s Code of Conduct.

The committee shall receive corporate attorneys’ reports of evidence of a material violation of securities laws or breaches of fiduciary duty.

The committee shall also prepare its report to be included in the Company’s annual proxy statement, as required by SEC regulations.

The committee shall perform an evaluation of its performance at least annually to determine whether it is functioning effectively.

The committee shall report to the Board of Directors on a regular basis on the major events covered by the committee and make recommendations to the Board and management on these matters.

The committee shall undertake such other activities consistent with this charter, the Company’s By-Laws, governing law and SEC and NASDAQ rules and regulations as the committee or Board deems necessary or appropriate.

Appendix C

CHARTER OF THE COMPENSATION COMMITTEE
OF MILLENNIUM CELL INC.

Purpose

The purpose of the Compensation Committee of Millennium Cell Inc. (“Millennium Cell” or “the Company”) is to aid the Board of Directors of Millennium Cell in meeting its responsibilities with regard to oversight and determination of executive compensation. Among other things, the Compensation Committee shall review, recommend and approve salaries and other compensation of Millennium Cell’s executive officers and administer Millennium Cell’s equity compensation plans.

Membership and Structure

The Compensation Committee shall consist of three (3) or more directors each of whom shall be (i) “independent” as defined by the applicable rules for the Nasdaq Stock Market, (ii) a “non-employee director” for purposes of Rule 16b-3 of the Securities Exchange Act of 1934, as amended and (iii) an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended. Appointment to the Compensation Committee, including designation of the Chair of the Compensation Committee, shall be made on an annual basis by the full Board upon recommendation of the Corporate Governance and Nominating Committee of the Board. Meetings of the Compensation Committee shall be held at such times and places as the Compensation Committee shall determine, including by written consent. When necessary, the Compensation Committee shall meet in executive session outside of the presence of any senior executive officer of the company. The Chair of the Compensation Committee shall report on activities of the Compensation Committee to the full Board. In fulfilling its responsibilities, as set forth below, the Compensation Committee shall have authority to delegate its authority to subcommittees, including subcommittees consisting solely of one or more Millennium Cell employees, in each case to the extent permitted by applicable law.

Responsibilities

The Compensation Committee shall:

1.
Meet in executive session to determine the compensation of the Chief Executive Officer of the Company. In determining the amount, form, and terms of such compensation, the Compensation Committee shall consider the annual performance evaluation of the CEO conducted by the Board of Directors in light of company goals and objectives relevant to CEO compensation, competitive market data pertaining to CEO compensation at comparable companies, and such other factors as it shall deem relevant, and shall be guided by, and seek to promote, the best interests of the Company and its stockholders.

2.
Determine salaries, bonuses, and other matters relating to compensation of the executive officers of the Company. In determining the amount, form, and terms of such compensation, the Compensation Committee shall consider the executive officer’s performance in light of the Company goals and objectives relevant to executive compensation, competitive market data pertaining to executive compensation at comparable companies, and such other factors as it shall deem relevant, and shall be guided by, and seek to promote, the best interests of the Company and its stockholders. The CEO of the Company may be present at the meetings during which such compensation is under review and consideration.

C - 1

3.
Review and determine compensation for non-employee directors of the Company, including but not limited to retainer fees, meeting fees, committee fees, committee chair fees, equity or stock compensation, benefits and perquisites.

4.	Review and make recommendations with respect to stockholder proposals related to compensation matters.

5.	Review and make recommendations to the Board regarding executive compensation and benefit plans and programs.

6.	As requested by Company management, review, consult and make recommendations and/or determinations regarding employee compensation and benefit plans and programs generally.

7.	Administer the Company’s equity compensation plans, including review and grant of stock option and other equity grants to executive officers.

8.	Review and approve the Report of the Compensation Committee on Executive Compensation to be included in the Company’s annual proxy statement.

9.
When appropriate, be authorized to designate one or more of its members to perform certain of its duties on its behalf, subject to such reporting to or ratification by the Compensation Committee as the Compensation Committee shall direct.

10.
Evaluate, approve or disapprove of any related party transaction between the Company and any director or officer of the Company that is required to be disclosed pursuant to Item 404 of Regulation S-K in accordance with Nasdaq Marketplace Rule 4350(h).

11.	Annually review and reassess the adequacy of this charter and recommend any changes to the full Board.

In fulfilling its responsibilities, the Compensation Committee shall have the authority, and shall be afforded resources sufficient, to engage independent compensation consultants or legal advisers when determined by the Compensation Committee to be necessary or appropriate. The Compensation Committee shall have sole authority to retain and terminate any such consultant or legal adviser, including sole authority to approve the fees and other retention terms.

Notwithstanding the foregoing, any action of the Compensation Committee, other than the grant of stock options or other discretionary awards under the Company’s stock option or other equity incentive plans, may be subject to review by the Board of Directors and may be revised, modified or rescinded by the Board of Directors.

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